UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Hawaiian Holdings, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Lawrence S. Hershfield Chairman of the Board of Directors	Hawaiian Holdings, Inc. 3375 Koapaka Street, Suite G-350 Honolulu, HI 96819

April 5, 2019

To Our Stockholders:
You are cordially invited to attend the 2019 Annual Meeting of Stockholders (the “Annual Meeting”) of Hawaiian Holdings, Inc., which will be held on Wednesday, May 15, 2019, at 9:00 AM, Hawai`i Time. The Annual Meeting will be conducted virtually via live webcast. You can attend via the Internet at www.virtualshareholdermeeting.com/HA2019, where you will be able to vote and submit questions electronically during the meeting. You may vote before the meeting at www.proxyvote.com. Specific instructions for accessing the meeting are provided in the notice or proxy card you received (please have your notice or proxy card in hand when you visit the website).
The attached Notice of Annual Meeting and Proxy Statement contain details of the business to be conducted at the virtual Annual Meeting.
Only stockholders of record of our outstanding common stock and special preferred stock at the close of business on March 18, 2019 will be entitled to notice of and to vote at the virtual Annual Meeting.
Your vote, regardless of the number of shares you own, is important. Whether or not you plan to attend the virtual Annual Meeting, I hope you will vote as soon as possible. You may vote over the Internet, by telephone or by mailing a proxy card. Voting over the Internet, by telephone or by written proxy will ensure your representation at the virtual Annual Meeting if you do not attend. Please review the instructions on the proxy card regarding each of these voting options. Please note that in order for your vote to be counted, you must complete and return the stockholder questionnaire described in the attached Proxy Statement under “Restriction on Foreign Ownership of Voting Stock” and included on the proxy card.
Thank you for your ongoing support of and continued interest in Hawaiian Holdings, Inc.

Sincerely,

Lawrence S. Hershfield Chairman of the Board of Directors

HAWAIIAN HOLDINGS, INC.
3375 Koapaka Street, Suite G-350
Honolulu, HI 96819
(808) 835-3700
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Our Stockholders:
The 2019 Annual Meeting of Stockholders (the “Annual Meeting”) of Hawaiian Holdings, Inc. (the “Company”) will be held virtually on Wednesday, May 15, 2019, at 9:00 AM, Hawai`i Time. The Annual Meeting will be a completely virtual meeting of stockholders, to be conducted via live webcast. You will be able to attend the virtual Annual Meeting and submit your questions during the meeting by attending the virtual meeting at www.virtualshareholdermeeting.com/HA2019. The Annual Meeting is being held to consider and act upon the following matters:
1.To elect eight directors from among the nominees described in the Proxy Statement;
2.    To ratify Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019;
3.    To approve, on an advisory basis, the compensation of the Company’s named executive officers, as described in the Proxy Statement; and
4.    To transact such other business as may properly come before the Annual Meeting, or any and all adjournments or postponements thereof.
Only stockholders of record of our outstanding common stock and special preferred stock at the close of business on March 18, 2019, the record date, will be entitled to vote at the virtual Annual Meeting. Please note that in order for your vote to be counted, you must complete and return the stockholder questionnaire described in the accompanying Proxy Statement under “Restriction on Foreign Ownership of Voting Stock” and included on the proxy card.
The Board of Directors desires to have maximum representation of stockholders at the virtual Annual Meeting. We are providing access to our proxy materials over the Internet under the rules adopted by the U.S. Securities and Exchange Commission in 2008. We believe that electronic availability of proxy materials allows us to provide stockholders with the information they need while lowering delivery costs and reducing the environmental impact of our Annual Meeting. You may vote over the Internet, by telephone or by mailing a proxy card. Voting over the Internet, by telephone or by written proxy will ensure your representation at the Annual Meeting if you do not attend in person. Please review the instructions on the proxy card regarding each of these voting options. You may revoke your proxy at any time prior to its use, by notice in writing to me, the Company’s Corporate Secretary, by presentation of a later‑dated proxy or by attending the virtual Annual Meeting and voting at that time.

By order of the Board of Directors,

Aaron J. Alter Corporate Secretary

Dated: April 5, 2019
Your vote is important. To vote your shares, please follow the instructions in the Notice of Internet Availability of Proxy Materials, which is being mailed to you on or about April 5, 2019

TABLE OF CONTENTS

Page
GENERAL INFORMATION	1
CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS	4
PROPOSAL NO. 1: ELECTION OF DIRECTORS	9
EXECUTIVE OFFICERS	13
EXECUTIVE COMPENSATION	14
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	35
EQUITY COMPENSATION PLAN INFORMATION	38
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	38
REPORT OF THE AUDIT AND FINANCE COMMITTEE	39
PROPOSAL NO. 2: RATIFICATION OF ERNST & YOUNG AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2019	40
PROPOSAL NO. 3: NON-BINDING VOTE ON EXECUTIVE COMPENSATION	42
OTHER MATTERS	43
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	43
STOCKHOLDER PROPOSALS	43
AVAILABILITY OF PROXY STATEMENT AND ANNUAL REPORT	43

GENERAL INFORMATION
Important Notice Regarding Availability of Proxy Materials
This Proxy Statement and our Annual Report to Stockholders are available at https://materials.proxyvote.com/419879.
In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to all stockholders entitled to vote at the Annual Meeting, we are furnishing the proxy materials to our stockholders over the Internet. Accordingly, we are mailing the Notice of Internet Availability of Proxy Materials (the “Notice”) to stockholders on or about April 5, 2019. All stockholders will have the ability to access via the Internet the proxy materials, including this proxy statement and our Annual Report to Stockholders for the fiscal year ended December 31, 2018. Instructions on how to access the proxy materials over the Internet or to request a paper copy of the proxy materials can be found on the Notice. The Notice also instructs you as to how you may submit your vote on the Internet. You will not receive paper copies of the proxy materials unless you request them.
On the date of mailing of the Notice, all stockholders will have the ability to access all of our proxy materials on the Internet. These proxy materials will be available free of charge.
If you share an address with another stockholder, each stockholder may not receive a separate copy of the Notice. Stockholders who do not receive a separate copy of the Notice may request to receive a separate copy of the Notice by calling (808) 835-3613 or by writing to Hawaiian Holdings, Inc., 3375 Koapaka Street, Suite G-350, Honolulu, HI 96819, Attn: Corporate Secretary. Alternatively, stockholders who share an address and receive multiple copies of the Notice can request to receive a single copy by following the same instructions.
Solicitation of Proxies
Our Board of Directors is soliciting the enclosed proxy.
We will make proxy solicitations by mail, and also by telephone, facsimile transmission or otherwise, as we deem necessary. We will bear the costs of this solicitation. We will request banks, brokerage houses, nominees and other fiduciaries nominally holding shares of our common stock, par value $0.01 per share (the “Common Stock”), to forward the Notice and proxy soliciting materials and stockholder questionnaires to the beneficial owners of such Common Stock and to obtain authorization for the execution of proxies. We will, upon request, reimburse such parties for their reasonable expenses in forwarding the Notice and proxy materials and stockholder questionnaires to the beneficial owners.
Record Date, Quorum and Voting Requirements
Holders of shares of Common Stock and our Series B Special Preferred Stock, Series C Special Preferred Stock and Series D Special Preferred Stock (collectively, the “Special Preferred Stock”) at the close of business on March 18, 2019 (the “Record Date”) are entitled to notice of, and to vote at, the virtual Annual Meeting. On that date, there were 48,312,123 shares of Common Stock and one share each of Series B Special Preferred Stock, Series C Special Preferred Stock and Series D Special Preferred Stock outstanding. Each share of Common Stock and Special Preferred Stock outstanding on the Record Date is entitled to one vote on each matter presented at the Annual Meeting. The presence, in person or by proxy, of the holders of a majority of all outstanding shares of stock entitled to vote at the virtual Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting. The election of directors (Proposal No. 1) requires a plurality of the votes cast by the holders of shares of Common Stock and Special Preferred Stock at a meeting at which a quorum is present. The other proposals require the affirmative vote of a majority of the votes cast by the holders of shares of Common Stock and Special Preferred Stock at a meeting at which a quorum is present. Our Common Stock is listed on the NASDAQ Global Select Market (“NASDAQ”) under the symbol “HA.”
The Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted via live webcast. You will be able to attend the virtual Annual Meeting and submit your questions during the Annual Meeting by attending the virtual meeting at www.virtualshareholdermeeting.com/HA2019. You also will be able to vote your shares electronically at the Annual Meeting. To participate in the virtual Annual Meeting, you will need the control number included on your Notice or proxy card. The live webcast will begin promptly at 9:00 AM, Hawai`i Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:45 AM, Hawai`i Time, and you should allow ample time for the check-in procedures.

Shares of Common Stock and Special Preferred Stock represented by all properly executed proxies received in time for the Annual Meeting will be voted, unless revoked, in accordance with the choices specified in the proxy, subject to our receipt of the stockholder questionnaires described below. See “Restriction on Foreign Ownership of Voting Stock.” Unless contrary instructions are indicated on the proxy, the shares will be voted FOR ALL NOMINEES in the election of the eight director nominees named in this Proxy Statement (Proposal No. 1); FOR the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm (Proposal No. 2); and FOR the proposal to approve executive compensation by non-binding vote (Proposal No. 3). Representatives of Broadridge Financial Solutions will assist us in the tabulation of the votes. Abstentions are counted as shares represented at the meeting and entitled to vote for purposes of determining a quorum. Abstentions will have no effect on the outcome of the vote for the election of directors (Proposal No. 1). If you abstain from voting on the proposal to ratify the appointment of Ernst & Young LLP (Proposal No. 2) or the non-binding proposal to approve executive compensation (Proposal No. 3), your abstention will have the same legal effect as a vote “against” such proposal or proposals.
Brokers who hold shares of Common Stock for the accounts of their clients must vote such shares as directed by their clients. If brokers do not receive instructions from their clients, the brokers may vote the shares in their own discretion with respect to certain “discretionary” items, but will not be allowed to vote the shares with respect to certain “non-discretionary” items. The ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm (Proposal No. 2) is considered to be a discretionary item, and your broker will be able to vote on that item even if it does not receive instructions from you, so long as it holds your shares in its name. The election of directors (Proposal No. 1) and approval of the non-binding vote on executive compensation (Proposal No. 3) are “non-discretionary” items. If you do not instruct your broker how to vote with respect to these items, your broker may not vote with respect to these proposals and those votes will be counted as “broker non-votes.” “Broker non-votes” are shares that are held in “street name” by a bank or brokerage firm that indicates on its proxy that it does not have or did not exercise discretionary authority to vote on a particular matter. The Company will count the shares represented by broker non-votes in determining whether there is a quorum. Broker non-votes will have no effect on the outcome of the vote to approve the election of directors (Proposal No. 1) or the non-binding vote on executive compensation (Proposal No. 3).
Restriction on Foreign Ownership of Voting Stock
Our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) prohibits the ownership or control by non-U.S. citizens of more than 25% of our issued and outstanding voting stock, pursuant to 49 USC Secs. 40102(a)(15) and 41102 and U.S. Department of Transportation regulations. In order to comply with this requirement, we maintain a Foreign Stock Record to keep track of transfers of our voting stock to non-U.S. citizens. At no time will the ownership or control of shares representing more than 25% of our voting stock be registered on the Foreign Stock Record. If at any time we determine that the number of shares of our voting stock purportedly registered on the Foreign Stock Record exceeds 25% of the total number of shares of our voting stock, we shall remove sufficient shares from the Foreign Stock Record in reverse chronological order so that the number of shares of our voting stock registered on the Foreign Stock Record does not exceed 25% of our issued and outstanding voting stock. Shares of our voting stock that we know to be owned or controlled by non-U.S. citizens and that are either not registered on the Foreign Stock Record or removed by us from the Foreign Stock Record shall not be entitled to vote until so registered.
Before any stockholder (including any natural person, as well as any corporation or other entity) of the Company is permitted to vote its shares at the Annual Meeting, that stockholder must complete and return a stockholder questionnaire (included on the proxy card) to establish one’s citizenship. If any stockholder is determined not to be a U.S. citizen, that stockholder’s stock will be registered on the Foreign Stock Record and voted in accordance with the Certificate of Incorporation, subject to the limitations and procedures described above.
Special Preferred Stock Designees
As described in greater detail in the section below entitled “Security Ownership of Certain Beneficial Owners and Management--Special Preferred Stock,” the International Association of Machinists and Aerospace Workers (the “IAM”), the Association of Flight Attendants (the “AFA”) and the Air Line Pilots Association (the “ALPA”) (each, a “Union” and collectively, the “Unions”) hold one share of the Company’s Series B Special Preferred Stock, Series C Special Preferred Stock and Series D Special Preferred Stock, respectively, that, in accordance with our Amended By-Laws, entitle each Union to nominate one director (each such director, a “Special Preferred Stock Designee”). Mr. Joseph Guerrieri, Jr. is the IAM’s designee to the Board of Directors; Mr. William S. Swelbar is the AFA’s designee to the Board of Directors; and Mr. Duane E. Woerth is the ALPA’s designee to the Board of Directors. The Special Preferred Stock Designees are not elected by the holders of the Common Stock and consequently their election is not to be considered at the Annual Meeting.

Revocability of Proxy
Giving the enclosed proxy does not preclude your right to vote at the Annual Meeting, if you so desire. You may revoke your proxy at any time prior to its exercise by notifying our Corporate Secretary in writing, by giving us a later‑dated proxy, by attending the virtual Annual Meeting and voting at that time or by following the instructions at www.virtualshareholdermeeting.com/HA2019.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS
We are committed to adopting and adhering to sound corporate governance principles. Having such principles is essential to operating our business efficiently and to maintaining our integrity and reputation in the marketplace. We have adopted a Code of Ethics that applies to all of our directors, executive officers and other employees. The Code of Ethics, as well as all of the charters of our Board Committees, are available in the Investor Relations section of our website at https://www.hawaiianairlines.com. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K, regarding any amendment to, or waiver from, a provision of our Code of Ethics with respect to our directors and executive officers by posting such information on our website at the address and location specified above.
Board Independence
The Governance and Nominating Committee and the Board of Directors assess the independence of each of our directors at least annually. The assessment is based upon the applicable NASDAQ listing standards, the federal securities laws and the regulations promulgated by the SEC thereunder. During the annual assessment of director independence, the Governance and Nominating Committee and the Board of Directors consider transactions and relationships between the Company or its subsidiaries or affiliates, on the one hand, and each director, members of his or her immediate family, or other entities with which he or she is affiliated, on the other hand. Based on the review and recommendation of the Governance and Nominating Committee, the Board of Directors has affirmatively determined that a majority of its members and each member of the Audit and Finance Committee, the Compensation Committee and the Governance and Nominating Committee are independent within the meaning of the applicable NASDAQ listing standards and the SEC’s director independence standards. The independent directors are named below under “Proposal No. 1: Election of Directors.”
Board Leadership Structure
Our current Chairman, Mr. Hershfield, has held the role of Chairman since July 2004. From the beginning of his term until June 2005, he was also the Company’s President and Chief Executive Officer (“CEO”). In June 2005, we determined that it was in the Company’s best interest to separate the roles of CEO and Chairman, and for Mr. Hershfield to continue in his role as Chairman. Separating these positions allows our CEO to focus on our day-to-day business, while allowing the Chairman to lead the Board of Directors in its fundamental role of providing advice to and independent oversight of management. While our Amended By-Laws and corporate governance guidelines do not require that our Chairman and CEO positions be separate, the Board of Directors believes that having an independent outside director serve as Chairman is the appropriate leadership structure for the Company at this time, and contributes to our successful corporate governance. The Board of Directors has charged the Chairman with responsibility for helping facilitate communication between management and the Board of Directors, and representing Board member views to management, among other things.
Meetings of the Board and Committees
The Board of Directors has established the following committees: the Audit and Finance Committee, the Compensation Committee, the Governance and Nominating Committee, the Safety Committee and the Executive Committee. Each of the Audit and Finance Committee, the Compensation Committee, the Governance and Nominating Committee and the Safety Committee has a committee charter. Copies of the committee charters are available in the Investor Relations section of our website at https://www.hawaiianairlines.com.
The Board of Directors met six times and did not act by unanimous written consent during the year ended December 31, 2018. No director attended fewer than 75% of the meetings of the Board of Directors and committee meetings that he or she was obligated to attend. Our policy regarding attendance at Board of Directors meetings is that we expect directors to make every effort to attend all Board of Directors meetings, recognizing that scheduling difficulties may at times arise. Members of the Board of Directors are also encouraged to attend each annual meeting of stockholders. All of our then-current directors attended the 2018 annual meeting of stockholders. The membership and function of each committee during the last fiscal year are described below.

Members currently serving on the committees of the Board of Directors are:

	Audit and Finance Committee	Compensation Committee	Governance and Nominating Committee	Safety Committee	Executive Committee
Donald J. Carty	Member	Member		Chair	Member
Abhinav Dhar		Member
Earl E. Fry	Chair
Joseph Guerrieri, Jr.				Member
Lawrence S. Hershfield			Member		Chair
Peter R. Ingram				Member	Member
Randall L. Jenson	Member		Member
Crystal K. Rose		Chair	Member
William S. Swelbar				Member
Duane E. Woerth				Member
Richard N. Zwern		Member	Chair
Audit and Finance Committee
We have a standing Audit and Finance Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Pursuant to the Audit and Finance Committee charter, the Audit and Finance Committee is responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm. The Audit and Finance Committee’s principal functions are to: (i) oversee the integrity of our financial statements and other financial information provided by us to any governmental body or the public; (ii) oversee our systems of internal controls and procedures regarding finance, accounting, disclosures and legal compliance with applicable laws and regulations; (iii) monitor the performance of our internal audit function and the independence, qualifications and performance of our independent auditors; (iv) oversee our risk assessment and risk management functions; and (v) oversee our financial policies, investment strategies and capital structure. The Board of Directors has determined that each of Messrs. Carty, Fry and Jenson satisfies the criteria set forth in Item 407(d)(5) of Regulation S-K promulgated under the Exchange Act to serve as an “audit committee financial expert” on the Audit and Finance Committee. The Audit and Finance Committee met eight times and did not act by unanimous written consent during the year ended December 31, 2018. The report of the Audit and Finance Committee is included in this Proxy Statement.
Compensation Committee
The Compensation Committee has overall responsibility for evaluating and approving executive officer and director compensation plans, policies and programs of the Company, as well as all equity‑based and incentive compensation plans and policies. The Compensation Committee performs an annual review and approval of corporate goals and objectives relevant to the compensation of executive officers, the evaluation of the performance of the executive officers in light of those goals and objectives, and the determination and approval of such officers’ compensation based on such evaluations. The Compensation Committee may delegate its authority to subcommittees or individuals as the Compensation Committee may deem appropriate, except to the extent such delegation would violate any applicable tax or securities laws or the rules and regulations of NASDAQ. The Compensation Committee met seven times and did not act by unanimous written consent during the year ended December 31, 2018. The report of the Compensation Committee is included in this Proxy Statement.
Governance and Nominating Committee
The principal functions of the Governance and Nominating Committee are to: (i) monitor and oversee matters of corporate governance, including the evaluation of Board of Director performance and processes and the independence of directors; and (ii) identify, select, evaluate and recommend to the Board of Directors qualified candidates for election or appointment to the Board of Directors.
The Governance and Nominating Committee will consider potential nominees brought to its attention by any director or officer of the Company and will consider such candidates based on their achievements in business, education or public service, experience (including management experience in a public company), background, skills, expertise, accessibility and availability to serve effectively on the Board of Directors. Consistent with the Director Nomination Process attached as Exhibit A to the Governance and Nominating Committee charter, the Board of Directors and the Governance and Nominating Committee give consideration to assuring that the Board of Directors, as a whole, adequately reflects the diversity of the Company’s constituencies and the communities in which the Company conducts its business. Diversity, as well as such other factors described above, is reviewed in the context of an assessment of the perceived needs of the Board of Directors or a Board committee at a particular point in time. As a result, the priorities and emphasis of the Board of Directors and the Governance and Nominating Committee may change from time to time to take into account changes in business and other trends, as well as the portfolio of skills and experience of our current and prospective Board members.
The Governance and Nominating Committee will also consider nominees recommended in good faith by stockholders. As described further herein under the section entitled “Stockholder Proposals,” stockholders may submit a candidate’s name, credentials, contact information and his or her written consent to be considered as a candidate to the Corporate Secretary of the Company at 3375 Koapaka Street, Suite G-350, Honolulu, HI 96819 no earlier than 120 days or later than 90 days prior to the first anniversary of the Annual Meeting. The proposing stockholder should also include his or her contact information and a statement of his or her share ownership (how many shares owned and for how long). Such stockholder recommended candidates will be evaluated in the same manner as candidates nominated by any other person.
The Governance and Nominating Committee also recommends to the Board of Directors the assignment of directors to committees, including the designation of committee chairs. The Governance and Nominating Committee met four times and did not act by unanimous written consent during the year ended December 31, 2018.
Safety Committee
The Safety Committee has the overall responsibility for overseeing and fostering a culture and best practices to promote industry-leading safety performance. The Safety Committee may delegate its authority to subcommittees or individuals as the Safety Committee may deem appropriate. The Safety Committee met three times and did not act by unanimous written consent during the year ended December 31, 2018.
Executive Committee
The Executive Committee is empowered to act for the full Board of Directors in intervals between Board of Directors meetings, with the exception of certain matters that by law may not be delegated. The Executive Committee meets as necessary, and all actions by the Executive Committee are reported at the next Board of Directors meeting. The Executive Committee met eight times and acted by unanimous written consent four times during the year ended December 31, 2018.
Executive Sessions of the Board of Directors
The independent directors meet on a regular basis to review the performance of management and the Company. The presiding director at such sessions is Mr. Hershfield, the Chairman of our Board of Directors.
Communications with the Board of Directors
Stockholders may send communications to the Board of Directors at the following address: 3375 Koapaka Street, Suite G-350, Honolulu, HI 96819, specifying whether the communication is directed to the entire Board of Directors, the independent directors or to a particular director. All communications will be compiled by the Company’s Corporate Secretary and submitted as appropriate to the Board of Directors or individual directors, as the case may be, on a periodic basis.
Role of Board in Risk Oversight
Management is responsible for the day-to-day management of risks the Company faces, while the Audit and Finance Committee has responsibility for the oversight of the Company’s risk assessment and risk management policies. In its risk oversight role, the Audit and Finance Committee has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.
Our Chairman meets regularly with our CEO and other senior officers to discuss strategy and risks facing the Company. Senior management attends the quarterly Board meetings and participates in strategic planning sessions with the Board of Directors to discuss strategies, key challenges, risks and opportunities for the Company. Our Board committees also assist the Board of Directors in fulfilling its oversight responsibilities in certain areas of risk. The Audit and Finance Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements, and discusses policies with respect to risk assessment and risk management. Risk assessment reports are regularly provided by management to the Audit and Finance Committee. The Compensation Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs. The Governance and Nominating Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to the management of risks associated with Board organization, membership and structure, succession planning for our directors and executive officers, and corporate governance. The Safety Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to the management of risks associated with safety systems, policies and procedures.
Compensation of Directors
Under the Company’s policy for directors, each non-employee director receives an annual retainer of $70,000 plus $1,500 for each meeting of the Board of Directors that he or she attends in person and $750 for each meeting he or she attends telephonically, in each case, for meetings attended in excess of eight meetings (whether in-person or via telephone) during the twelve-month period beginning June 1st of each year. Additionally, the Chairman of the Board of Directors receives an annual retainer of $90,000, the chair of the Audit and Finance Committee receives an annual retainer of $24,000, the chair of the Compensation Committee receives an annual retainer of $13,000 and the chair of the Governance and Nominating Committee receives an annual retainer of $10,000. The members of the Audit and Finance Committee each receive an annual retainer of $12,000, the members of the Compensation Committee each receive an annual retainer of $8,000, and the members of the Governance and Nominating Committee each receive an annual retainer of $7,000.
The non-employee directors each receive an annual automatic equity grant on the date of each annual stockholders meeting equal to that number of restricted stock units (“RSUs”) determined by dividing $100,000 by the trailing volume weighted average price of the Company’s Common Stock over the 30 consecutive trading days ending on the trading day prior to the date of grant, vesting 100% on the day prior to the following year’s regularly scheduled annual stockholders meeting, and otherwise subject to the terms and conditions of the Company’s standard form of non-employee director stock award agreement. In addition, on the date of each annual stockholders meeting, each non-employee director who was not a director on the date of the prior annual stockholder meeting will automatically be granted, upon his or her appointment, a pro rata award of RSUs based on the number of RSUs granted to the other non-employee directors on the date of the prior year’s annual stockholder meeting that will vest in full on the day prior to the next annual stockholder meeting.
Each director and certain members of his or her immediate family and parents are entitled to free travel privileges on the Company’s non-chartered flights. Directors are also reimbursed for the taxes imposed on the first $30,000 of incremental cost on non-standby travel on the Company’s flights. Following retirement from the Board of Directors after age 40 and at least ten years of service, or after age 55 and at least five years of service, former directors are eligible for unlimited travel on Company flights. Former directors are responsible for all taxes on this post-retirement benefit.
The following table shows the compensation paid or accrued during the fiscal year ended December 31, 2018 to the individuals serving on the Board of Directors in 2018:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Donald J. Carty	112,500	98,881	—	211,381
Abhinav Dhar	94,834	98,881	—	193,715
Earl E. Fry	117,500	98,881	29,817	246,198
Joseph Guerrieri, Jr.	87,500	98,881	10,480	196,861
Lawrence S. Hershfield	208,750	98,881	11,918	319,548
Randall L. Jenson	111,250	98,881	3,698	213,828
Crystal K. Rose	112,500	98,881	37,681	249,062
William S. Swelbar	87,500	98,881	7,710	194,091
Duane E. Woerth	87,500	98,881	4,232	190,613
Richard N. Zwern	110,000	98,881	51,342	260,223

(1)	Represents the grant date fair value of RSUs granted to each director in 2018, as calculated in accordance with FASB ASC Topic 718, Compensation--Stock Compensation (“ASC 718”).

(2)	The amounts in this column for each non-employee director represent reimbursement of taxes related to flight benefits.
Supplemental Director Compensation Table—Outstanding Stock Awards as of December 31, 2018

Name	Aggregate Stock Award Shares Outstanding	Award Grant Date(s)	Number of Shares	ASC 718 Grant Date Fair Value($)
Donald J. Carty	2,565	5/23/2018	2,565	98,881
Abhinav Dhar	2,565	5/23/2018	2,565	98,881
Earl E. Fry	2,565	5/23/2018	2,565	98,881
Joseph Guerrieri, Jr.	2,565	5/23/2018	2,565	98,881
Lawrence S. Hershfield	2,565	5/23/2018	2,565	98,881
Randall L. Jenson	2,565	5/23/2018	2,565	98,881
Crystal K. Rose	2,565	5/23/2018	2,565	98,881
William S. Swelbar	2,565	5/23/2018	2,565	98,881
Duane E. Woerth	2,565	5/23/2018	2,565	98,881
Richard N. Zwern	2,565	5/23/2018	2,565	98,881
Supplemental Director Compensation Table—Outstanding Options as of December 31, 2018

Name	Aggregate Option Shares Outstanding	Award Grant Date(s)	Number of Shares	ASC 718 Grant Date Fair Value($)
Duane E. Woerth	1,666	5/22/2014	5,000	39,800

PROPOSAL NO. 1: ELECTION OF DIRECTORS
The Board of Directors currently consists of eleven directors, ten of whom are independent. The Board of Directors has affirmatively determined that Mr. Donald J. Carty, Mr. Abhinav Dhar, Mr. Earl E. Fry, Mr. Joseph Guerrieri, Jr., Mr. Lawrence S. Hershfield, Mr. Randall L. Jenson, Ms. Crystal K. Rose, Mr. William S. Swelbar, Mr. Duane E. Woerth and Mr. Richard N. Zwern are each independent as defined by the NASDAQ listing standards and the applicable rules of the SEC.
Eight directors will be elected at the Annual Meeting to serve for one-year terms and until their successors are elected and qualified. On the recommendation of the Governance and Nominating Committee, the Board of Directors has nominated Mr. Lawrence S. Hershfield, Mr. Peter R. Ingram, Mr. Donald J. Carty, Mr. Abhinav Dhar, Mr. Earl E. Fry, Mr. Randall L. Jenson, Ms. Crystal K. Rose and Mr. Richard N. Zwern for election to the Board of Directors at the Annual Meeting. All of the nominees are currently members of the Board of Directors, and all of the nominees have agreed to being named in this Proxy Statement and to continue to serve if elected. In the event that any such nominee is unable to serve, the proxyholders will vote for any other person that the Board of Directors designates. The election of each nominee as a director requires a plurality of the votes cast at the Annual Meeting by holders of shares entitled to vote. The proxies cannot be voted for a greater number of persons than the number of nominees. You will find each nominee’s biographical information below.
As described in greater detail in the section below entitled “Security Ownership of Certain Beneficial Owners and Management-Special Preferred Stock,” the IAM, the AFA and the ALPA hold one share of the Company’s Series B Special Preferred Stock, Series C Special Preferred Stock and Series D Special Preferred Stock, respectively, that, in accordance with our Amended By-Laws, entitle each Union to nominate one director. Mr. Joseph J. Guerrieri, Jr. is the IAM’s designee to the Board of Directors; Mr. William S. Swelbar is the AFA’s designee to the Board of Directors; and Mr. Duane E. Woerth is the ALPA’s designee to the Board of Directors. The Special Preferred Stock Designees are not elected by the holders of the Common Stock, and their election is, accordingly, not to be considered at the Annual Meeting.

Information Regarding Directors
The name, age as of April 5, 2019, present principal occupation or employment and five-year employment history of each of our director nominees is set forth below. Each of the persons listed below is a citizen of the United States. The business address of each person listed below is 3375 Koapaka Street, Suite G-350, Honolulu, HI 96819 and the telephone number at that address is (808) 835-3700.

Name	Age	Position(s)
Lawrence S. Hershfield	62	Chair of the Board of Directors
Peter R. Ingram	52	Director, President and Chief Executive Officer
Donald J. Carty	72	Director
Abhinav Dhar	47	Director
Earl E. Fry	60	Director
Randall L. Jenson	50	Director
Crystal K. Rose	61	Director
Richard N. Zwern	64	Director
Special Preferred Stock Designees:
Joseph Guerrieri, Jr.	71	Director (IAM Designee)
William S. Swelbar	60	Director (AFA Designee)
Duane E. Woerth	70	Director (ALPA Designee)
Lawrence S. Hershfield. Mr. Hershfield has been the Chairman of our Board of Directors since July 2004. Mr. Hershfield served as our President and Chief Executive Officer from June 14, 2004 through June 2, 2005. He has been the Chief Executive Officer of Ranch Capital, LLC, which he founded to pursue investments in undervalued or distressed assets or companies, since October 2002. He served as Chairman of the Board of Premier Entertainment Biloxi, LLC, which owns the Hard Rock Hotel and Casino in Biloxi, Mississippi, from June 2006 through September 2011 and currently serves as a member of the Board of Directors of Berkadia Commercial Mortgage Servicing Inc., the third‑largest commercial mortgage servicer in the United States, owned by a joint venture of Berkshire Hathaway Inc. and Leucadia National Inc. From 2006 through 2009, Mr. Hershfield served as a Trustee of the Stanford University Business School Trust, and from 2011 through 2016, he served on the Advisory Board of the Stanford Center for Longevity. Mr. Hershfield received a B.S. in Biology from Bucknell University (1977) and has an M.B.A. from Stanford University Graduate School of Business (1981). Mr. Hershfield serves as a member of the Governance and Nominating Committee and as Chair of the Executive Committee. Mr. Hershfield contributes an in-depth familiarity with the Company, its operations and its history resulting from his prior service as its Chief Executive Officer and years of service as its Chairman, as well as a breadth of experience gained from serving as a director or officer of, or investor in, public and private companies in a variety of industries.
Peter R. Ingram. Mr. Ingram has been a member of our Board of Directors and the President and Chief Executive Officer of both Holdings and Hawaiian since March 1, 2018. Previously, Mr. Ingram had served as Executive Vice President and Chief Commercial Officer of Hawaiian from November 2011 through February 2018 and as Executive Vice President, Chief Financial Officer and Treasurer of Holdings and Hawaiian from November 2005 through October 2011. Mr. Ingram worked at AMR Corporation, the parent company of American Airlines and American Eagle Airlines, for 11 years prior to joining the Company. From 2002 to 2005, he served as Vice President of Finance and Chief Financial Officer for American Eagle Airlines. Prior to that, he spent eight years in finance‑related management positions for American Airlines. Mr. Ingram received a B.A. in Business Administration from the University of Western Ontario (1988) and has an M.B.A. from Duke University (1994). Mr. Ingram brings significant experience and understanding of the airline industry and publicly traded companies and familiarity with the Company’s business, which allows him to contribute valuable insight and perspective to the Board of Directors.
Donald J. Carty. Mr. Carty has been a member of our Board of Directors since December 2016. Mr. Carty previously served on our Board of Directors from July 2004 to February 2007 and again from April 2008 to May 2011. From 2006 to 2016, Mr. Carty served as chairman of the board of Virgin America, Inc. until its acquisition by Alaska Airlines. Mr. Carty has held numerous leadership roles during his career, serving as chairman and chief executive officer for AMR Corporation and American Airlines, president and chief executive officer of Canadian Pacific Air Lines and vice-chairman and chief financial officer of Dell Inc., a computer technology company. He is also a director of Canadian National Railway Company. Mr. Carty received a B.A. in Economics from Queen’s University in Ontario, Canada (1968) and has an M.B.A. from the Harvard University Graduate School of Business Administration (1971). Mr. Carty serves as a member of our Audit and Finance Committee, Compensation Committee and Executive

Committee and as Chair of the Safety Committee. Mr. Carty brings significant experience and understanding of the airline industry and publicly traded companies and familiarity with the Company’s business, which allows him to contribute valuable insight and perspective to the Board of Directors.
Abhinav Dhar. Mr. Dhar has been a member of our Board of Directors since September 2017. Mr. Dhar has served as the Chief Information and Technology Officer, EVP of TransUnion, a consumer credit reporting agency, since January 2019. Prior to that, he served as Chief Executive Officer of Packyge, Inc., an e-commerce networking company, which he co-founded in April 2017, and currently serves as Chairman of its board of directors. Mr. Dhar also previously served in various positions at Walgreens Boots Alliance (“WBA”), a pharmacy retail and wholesale company, including Chief Digital Officer, WBA and Chief Information Officer, Retail Pharmacy USA from November 2016 to April 2017, Chief Information Officer and SVP, Digital Product Management and Innovation from December 2015 to November 2016 and SVP and Chief Information Officer, Walgreens, a pharmacy retail company, from November 2014 to December 2015. Mr Dhar also served as Global Vice President, Chief Technology Officer - Digital and Head, Consumer Mobile Offering of Walgreens from September 2009 to December 2014. Mr. Dhar is a graduate of the New Jersey Institute of Technology where he received his M.S. in Industrial Engineering and he also holds a B.E. in Mechanical Engineering from the National Institute of Engineering in Mysore, India. Mr. Dhar serves as a member of our Compensation Committee. Mr. Dhar’s prior experience at various travel distribution and retail companies as a board member and executive in digital, technology and IT sectors allow him to contribute valuable insight and perspective to the Board of Directors.
Earl E. Fry. Mr. Fry has been a member of our Board of Directors since May 2016. From December 1999 to August 2015, Mr. Fry served in various capacities at Informatica Corporation, an enterprise data integration software company, including Chief Financial Officer, Chief Administrative Officer and Executive Vice President, Global Customer Support and Services, and most recently as Chief Customer Officer and Executive Vice President, Operations Strategy. Mr. Fry has served on the Board of Directors of Xactly Corporation since September 2005 and on the Board of Directors of Central Pacific Financial Corp. since April 2005. Mr. Fry received a B.B.A. in Accounting from the University of Hawai`i (1980) and has an M.B.A. from the Stanford University Graduate School of Business (1984). Mr. Fry serves as Chair of the Audit and Finance Committee. Mr. Fry brings significant professional experience in the areas of finance, accounting and audit oversight as well as executive operating experience to the Board of Directors, which allows him to contribute valuable insight and perspective.
Randall L. Jenson. Mr. Jenson has been a member of our Board of Directors since July 2004. Mr. Jenson was appointed as our Chief Financial Officer, Treasurer and Secretary in June 2004. He resigned as Secretary effective as of July 2005 and as Chief Financial Officer and Treasurer as of November 2005. In July 2011, he was appointed and currently serves as Chief Financial Officer of Berkadia, a company engaged in the origination and servicing of commercial mortgages which is a joint venture of Berkshire Hathaway and Leucadia National Corporation. He is co-founder and currently serves as President of Ranch Capital, LLC, which was formed in 2002 to pursue investments in undervalued or distressed assets or companies. From May 1997 to October 2002, he served in various capacities in or at the direction of Leucadia National Corporation. From August 1999 to April 2002, Mr. Jenson served as the President and Chief Executive Officer of American Investment Bank N.A., a wholly-owned subsidiary of Leucadia National Corporation. He served as a director of the bank from August 1998 to April 2002. Mr. Jenson received a B.A. in Accounting from the University of Utah (1991), and has an M.B.A. from the Harvard University Graduate School of Business Administration (1997). Mr. Jenson serves as a member of the Audit and Finance Committee and the Governance and Nominating Committee. Mr. Jenson's familiarity with our business from his prior service as our Chief Financial Officer and Treasurer allows him to contribute to the Board of Directors a valuable perspective on the financial operations of our business.
Crystal K. Rose. Ms. Rose has been a member of our Board of Directors since June 2006. Ms. Rose, an attorney, is a partner with Bays Lung Rose & Holma, a Honolulu based law firm (1986 through present). Ms. Rose is currently the Lead Independent Director of the Board of Directors of Central Pacific Financial Corp. (February 2005 through present) and Central Pacific Bank (August 2004 through present), and a current member of the compensation and governance committees of each. From 2004 to 2006, Ms. Rose was a director of Hawaiian Electric Light Co., Ltd. Ms. Rose also serves on several civic boards. Ms. Rose has a B.S. from Willamette University (1979) and a J.D. from the University of California, Hastings College of Law (1982). Ms. Rose serves as Chair of the Compensation Committee and as a member of the Governance and Nominating Committee. Ms. Rose’s legal experience as a partner with Bays Lung Rose & Holma, as well as her experience as the Lead Independent Director of each of Central Pacific Financial Corp. and Central Pacific Bank, allow her to provide valuable insight and leadership in her positions as Chair of our Compensation Committee and member of our Governance and Nominating Committee.
Richard N. Zwern. Mr. Zwern has been a member of our Board of Directors since August 2011. Mr. Zwern is Worldwide Director-Executive Development at WPP, the world’s largest communications and marketing services group. Mr. Zwern spent most of his professional career at Hill & Knowlton, the New York-based public relations and public affairs consulting firm. Mr. Zwern joined Honolulu‑based Communications‑Pacific in 1980, acquired the firm with a partner in 1983, and served as its president. He led the firm for five more years following its 1989 acquisition by Hill & Knowlton and served as its Chief Executive. Mr. Zwern is a graduate of the University of Southern California and holds an M.B.A. from the University of Hawai`i. He serves on the Board of Directors and is a member of the Executive Committee of the Hawaiian Humane Society. Mr. Zwern serves as Chair of the Governance and Nominating Committee and as a member of the Compensation Committee. Mr. Zwern’s deep experience advising companies on corporate public image, crisis management and public relations allows him to provide valuable perspective on our business to the Board of Directors.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO ELECT THE EIGHT DIRECTORS THAT HAVE BEEN NOMINATED FOR ELECTION TO THE BOARD OF DIRECTORS.
Special Preferred Stock Designees
Joseph Guerrieri, Jr. Mr. Guerrieri has been a member of our Board of Directors since May 2016. Mr. Guerrieri is a member of Guerrieri, Bartos and Roma, P.C., a nationally recognized law firm specializing in labor and employment law primarily in the airline and railroad industries, which he founded in 1985. Mr. Guerrieri has assisted labor union clients in the negotiation of national collective bargaining agreements for, among others, airline pilots at Delta Airlines and ground employees at United Airlines, Southwest Airlines, Northwest Airlines, Trans World Airlines and US Airways. Prior to entering the private practice of law, Mr. Guerrieri served as an Assistant United States Attorney for the District of Columbia, where he served in the criminal, appellate and civil divisions. Mr. Guerrieri received a B.A. in Political Science from the University of Michigan (1969) and a J.D. from The George Washington University Law School (1972). Mr. Guerrieri serves as a member of the Safety Committee. Mr. Guerrieri is the IAM’s designee to the Board of Directors. See “Security Ownership of Certain Beneficial Owners and Management - Special Preferred Stock.”
William S. Swelbar. Mr. Swelbar has been a member of our Board of Directors since November 2005. Currently, Mr. Swelbar is a Research Engineer with the Massachusetts Institute of Technology’s International Center for Air Transportation as well as Chief Industry Strategist for Delta Airport Consultants, Inc. Mr. Swelbar has enjoyed a 30 year consulting career specializing in distressed labor negotiations and regulatory issues governing air transportation. Mr. Swelbar received a B.S. from Eastern Michigan University (1982) and an M.B.A. from The George Washington University (1988). Mr. Swelbar serves as a member of the Safety Committee. Mr. Swelbar is the AFA’s designee to the Board of Directors. See “Security Ownership of Certain Beneficial Owners and Management-Special Preferred Stock.”
Duane E. Woerth. Mr. Woerth has been a member of our Board of Directors since May 2014 and previously served on our Board of Directors from June 2009 to October 2010. From October 2010 to December 2013, Mr. Woerth served as U.S. Ambassador to the International Civil Aviation Organization. Mr. Woerth was a co-founder of Sojern, Inc., an online travel marketing platform, and served as its Senior Vice President of Airlines Relations from July 2007 to September 2010. From 1999 to 2007, he served as President of the Air Line Pilots Association (ALPA), the largest airline pilot union in the world. Prior to that, he served as ALPA’s First Vice President, leading their international aviation initiatives from 1991 to 1998. Mr. Woerth also served on the Board of Directors of Northwest Airlines from 1993 to 1999. Additionally, he has over 20 years of pilot experience with Braniff and Northwest Airlines as well as the U.S. Air Force, from which he retired with the rank of Lt. Colonel. During his career, Mr. Woerth led the Department of Transportation (DOT) agency review team with special emphasis on the Federal Aviation Administration and was appointed by the DOT to lead one of two aircraft teams to propose and implement enhanced security measures following September 11th. Mr. Woerth received a B.S. in Accounting from the University of Nebraska (1970) and an M.A. in Public Administration from the University of Oklahoma (1975). Mr. Woerth serves as a member of the Safety Committee. Mr. Woerth is the ALPA’s designee to the Board of Directors. See “Security Ownership of Certain Beneficial Owners and Management-Special Preferred Stock.”

EXECUTIVE OFFICERS
The following table sets forth the names, ages as of April 5, 2019 and all positions and offices with the Company held by the Company’s present executive officers.

Name	Age	Position(s)
Peter R. Ingram	52	President and Chief Executive Officer of Holdings and Hawaiian
Jonathan D. Snook	52	Executive Vice President and Chief Operating Officer of Hawaiian
Shannon L. Okinaka	44	Executive Vice President, Chief Financial Officer and Treasurer of Holdings and Executive Vice President and Chief Financial Officer of Hawaiian
Aaron J. Alter	61	Executive Vice President, Chief Legal Officer and Corporate Secretary of Holdings and Hawaiian
Theodoros Panagiotoulias	48	Senior Vice President, Global Sales and Alliances of Hawaiian
The following is information with respect to the Company’s executive officers other than Mr. Ingram’s whose biographical information is included amongst the directors.
Jonathan D. Snook. Mr. Snook has served as the Executive Vice President and Chief Operating Officer of Hawaiian since December 2015. Previously, Mr. Snook had served as Interim Chief Operating Officer from October 2015 to December 2015. Mr. Snook previously spent over 28 years at AMR Corporation/American Airlines, most recently as its Senior Vice President Customer Service from January 2013 to January 2014 and as its Vice President Operations Planning and Performance from March 2010 to January 2013.
Shannon L. Okinaka. Ms. Okinaka has served as the Executive Vice President, Chief Financial Officer and Treasurer of Holdings and Executive Vice President and Chief Financial Officer of Hawaiian since May 2015. Previously, Ms. Okinaka had served as Senior Vice President, Interim Chief Financial Officer and Treasurer of Holdings and Senior Vice President and Interim Chief Financial Officer of Hawaiian from January 2015 to May 2015 and as Hawaiian’s Vice President - Controller from May 2011 to May 2015. Ms. Okinaka joined Hawaiian in September 2005 as Senior Director - Sarbanes Oxley Compliance and Special Projects. Ms. Okinaka received a Bachelor of Business Administration degree in Accounting and Management Information Systems from the University of Hawai`i at Mānoa (1996).
Aaron J. Alter. Mr. Alter has served as the Executive Vice President, Chief Legal Officer and Corporate Secretary of Holdings and Hawaiian since January 2016. Previously, Mr. Alter was a partner at Wilson Sonsini Goodrich & Rosati, where he practiced corporate and securities law from 1990 through 2015. Mr. Alter received an A.B. in Economics and East Asian Studies from Harvard University (1979), an M.B.A from the Harvard University Graduate School of Business Administration (1985) and a J.D. from Harvard Law School (1985).
Theodoros Panagiotoulias. Mr. Panagiotoulias has served as the Senior Vice President, Global Sales and Alliances of Hawaiian since August 2014. From March 2012 to July 2014, Mr. Panagiotoulias served as the Vice President and General Manager of Sabre, Inc. Prior to that, Mr. Panagiotoulias spent 15 years at American Airlines, where he held several key leadership positions in commercial and operational activities. Mr. Panagiotoulias is a graduate of Haileybury College (1987) in Melbourne, Australia.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Introduction
This Compensation Discussion and Analysis discusses our executive compensation policies and programs and the compensation decisions made for 2018 for our chief executive officer, chief financial officer and our other three most highly compensated employees serving as executive officers at year-end. These individuals, referred to in the securities laws as our named executive officers, are:

•	Peter R. Ingram, President and Chief Executive Officer*

•	Jonathan D. Snook, Executive Vice President and Chief Operating Officer

•	Shannon L. Okinaka, Executive Vice President, Chief Financial Officer and Treasurer

•	Aaron J. Alter, Executive Vice President, Chief Legal Officer and Corporate Secretary

•	Theodoros Panagiotoulias, Senior Vice President, Global Sales and Alliances

•	Mark B. Dunkerley, former President and Chief Executive Officer*
* Mr. Dunkerley was our President and Chief Executive Officer through March 1, 2018 when Mr. Ingram, who was serving as our Executive Vice President and Chief Commercial Officer, became our President and Chief Executive Officer.
Structure of CD&A
We organized this report as follows:

1.	First, we summarize the most significant compensation actions taken for 2018.

2.	We then provide information regarding our compensation process, including our philosophy, and our governance.

3.	Next, we provide an overview of our compensation structure and the elements of compensation.

4.	We describe our severance and change in control benefits.

5.	We discuss certain other matters, including compensation risk, the results of our 2018 say on pay vote, and tax and accounting treatment of executive compensation.
Significant 2018 Executive Compensation Decisions
In 2018, our compensation practices followed the pattern set in prior years to heavily weight compensation to reward performance. We made modest changes to our balanced business scorecard for our annual incentive plan as compared to the scorecard used for 2017 but continue to have 70% of the results based on financial metrics and 30% based on objective quality and service metrics. The long-term incentive grant performance metric continues to measure return on invested capital, which we believe is important to tie decision making to the long-term success of the business.
Compensation Process and Governance
Compensation Advisers
The Compensation Committee is responsible for setting named executive officer compensation and, for 2018, engaged the independent compensation consulting firm of Frederic W. Cook, Inc. (“FW Cook”) to assist it in executive compensation matters. FW Cook served only the Compensation Committee and provided no services to the Company. The Compensation Committee considered the independence of FW Cook under NASDAQ and SEC rules and found no conflict of interest in FW Cook’s advising the Compensation Committee. The Compensation Committee is also regularly advised by the Company’s primary corporate outside legal counsel, Wilson Sonsini Goodrich & Rosati, P.C. (“WSGR”). The Compensation Committee considered the independence of WSGR under NASDAQ and SEC rules and found no conflict of interest in WSGR’s advising the Compensation Committee. The Compensation Committee reassesses the independence of its advisers at least annually.

Compensation Philosophy
The Compensation Committee works closely with FW Cook and management to design an executive compensation program that emphasizes pay-for-performance aligned with the long-term interests of our stockholders. The design and implementation of this program continually evolves, but is based primarily on two elements: (i) providing compensation opportunities competitive with organizations with which we compete for executive talent; and (ii) rewarding both individual and corporate performance and creating incentives to achieve superior financial and operating performance both in the current year and for the long term benefit of our business. In determining the employment terms and compensation for our named executive officers, the Compensation Committee reviews publicly available information as described under the subheading “Compensation Market Data” below; assesses our overall financial condition and that of the airline industry; and consults with its independent compensation consultant and with outside executive compensation counsel. For compensation payable to named executive officers other than our Chief Executive Officer, our Compensation Committee consults with our Chief Executive Officer. Additional factors that may affect compensation decisions include the high cost of living in our headquarters city and the relocation costs a new executive officer and his/her family may need to incur to join the Company.
The cornerstone of our executive compensation program is pay-for-performance and therefore most of our named executive officers’ compensation opportunity is performance-based or “at risk.” The primary objectives of our compensation programs, including our executive compensation program, are to attract, retain and motivate the best people available to help the Company achieve its long-term goals and objectives. Our executive compensation program rewards achieving goals set for the Company and those set for individual executives. We reward performance that meets or surpasses these established goals to align the interests of our executives with the long-term interests of our stockholders and to provide adverse consequences for goals not achieved. We also seek to ensure that the total compensation opportunity provided to our executives remains competitive relative to the compensation paid to similarly situated executives in the market and among our peer companies, considering the relatively high cost of living and challenges of attracting individuals and their families to the Company, often from a considerable distance.
Compensation Market Data
In November 2017, the Compensation Committee reviewed an annual market positioning study conducted by FW Cook, and considered the information provided in this study when it established 2018 compensation levels for the named executive officers. Although this market data was considered, no compensation decisions were based solely on benchmarking to a particular level of compensation. In making these determinations, the Compensation Committee also considered data from (1) a “main” peer group of nine similarly sized airlines and other companies in the transportation industry; (2) general industry survey data derived from companies with annual revenues between $1 billion and $3 billion; and (3) national cost of living data.
These nine companies made up the “main” peer group: Air Transport Services Group Inc., Alaska Air Group, Inc., Allegiant Travel Company, Atlas Air Worldwide Holdings, Hub Group Inc., JetBlue Airways Corporation, Republic Airways Holdings, Inc., SkyWest, Inc. and Spirit Airlines, Inc.
The Compensation Committee also considered information regarding four additional major independent airlines in the United States: American Airlines Group, Inc., Delta Airlines, Inc., Southwest Airlines Co., and United Continental Holdings, Inc., for benchmarking pay practices and company performance. These airlines are substantially larger than the Company, so the Compensation Committee did not rely upon compensation data from this group of companies to benchmark named executive officer pay.
Finally, the Compensation Committee reviews local compensation trends by monitoring the executive compensation practices and pay levels at three local publicly-traded Hawaiian companies: Alexander and Baldwin Inc., Bank of Hawai`i Corporation and Hawaiian Electric Industries, Inc.
Role of Management
The Chief Executive Officer makes recommendations to the Compensation Committee as to the base salary and incentive compensation of all executive officers other than himself which the Compensation Committee considers in its deliberation. The Compensation Committee annually reviews the base salary of the Chief Executive Officer which may be increased by the Compensation Committee in its sole discretion. Other than the Chief Executive Officer, no executive officer participates in setting compensation for named executive officers, although our Chief Financial Officer and Senior Vice President-Human Resources assist in providing relevant financial performance and historical compensation data to the Compensation Committee for their consideration in deciding upon executive compensation.
Good Compensation Governance Practices
Our Compensation Committee seeks to develop and implement good executive compensation governance practices as appropriate for our business. The following are examples of some of our good compensation governance practices and some important things we do not do.

Things We Do	Things We Don’t Do
Annual “Say on Pay” advisory vote	No single trigger equity acceleration
Cap the upside potential for our annual incentive compensation payouts	No golden parachute excise tax gross-ups
Stock ownership and share retention guidelines for our executive officers and non-employee directors	Limited perquisites for officers
A substantial portion of our executive officers’ equity awards are subject to performance-based vesting	No pledging, hedging, short sales, or trades in derivative securities of our shares allowed
Compensation Committee directly engages an independent compensation consultant who does no other work for the Company
Annual assessment of compensation related risk
Clawback policy so the Company may recover certain compensation in the event of certain financial restatements
Compensation Recovery Policy (Clawback)
On the recommendation of the Compensation Committee, the Board adopted the Company’s “Recoupment Policy Relating to Incentive Compensation of Participants” for any bonus or incentive compensation paid after January 1, 2009. Under the Company’s clawback policy, if any incentive compensation paid to a participant in the Company’s annual incentive plan, including executive officers, was calculated based on the achievement of financial results that were later required to be restated, and, if the individual executive officer engaged in any fraud or misconduct that caused or contributed to the need for such restatement, the Board will require reimbursement, in all appropriate cases, from the executive officer of any portion of the incentive compensation that exceeds the amount that would have been awarded had the financial results been properly reported, as determined by the Board or a committee thereof. The Company’s policy does not authorize the Company to recover any incentive compensation awarded more than two years prior to the date the applicable financial restatement is disclosed.
Determination of Equity-Based Award Grant Dates
The Compensation Committee has discretion to determine the time and amount of any equity-based awards, but has generally granted equity-based compensation (i) shortly after a new executive’s start date; and (ii) once per year under the stock incentive plan. For discretionary equity-based awards to named executive officers other than the Chief Executive Officer, awards are recommended by the Chief Executive Officer to the Compensation Committee for its consideration and approval. The Compensation Committee endeavors to avoid granting equity-based awards in advance of the release of news that might affect the price of our common stock.

Structure of Compensation and Compensation Elements

Equity
Element	Base Salary	Annual Incentive Plan	Profitability Restricted Stock Units	Performance-Based Restricted Stock Units	Other Compensation
Description	Ongoing cash compensation	Annual cash bonus payable with target amounts split between individual and company performance. Ranges between 0% and 200% of target	Awards vest in 3 annual tranches	Awards are earned over a 3-year period ranges between from 0% to 200% of the target amount. If not employed on the date that vesting is determined, generally no right to payment	Minimal perquisites Flight benefits in line with industry norms Competitive severance and change in control benefits
Purpose	Attract and retain talent Designed to be market competitive and provide a stable level of income	Motivate achievement of short-term individual and company objectives	Provide an element of compensation to enhance retention and align compensation with stockholder interests	Motivate long-term focus on financial results, enhance retention, and align compensation with stockholder interests
Meet industry norms
Severance and change-in-control benefits designed to provide a market-competitive level of protection for executives to decrease the potential distractions caused by any potential change in control

Who Receives	All officers, including NEOs
When Granted & Paid	Reviewed annually in Q1, paid throughout year	Reviewed annually in Q1 and paid in Q1 of the following year	Award established in Q1 and paid in Q1 of 3 following years	Award established in Q1 and paid to the extent earned in Q1 after a 3 year performance period	Reviewed regularly, flight benefits paid throughout year with severance and change in control benefits paid in the event of certain terminations of employment
How Delivered	Cash		Equity		Various
Performance/Vesting Measurement Period	Not applicable	1 year	Three annual tranches	Three year measurement period
Performance Measured	Individual performance aligned with Company mission and values	Balanced business scorecard with elements addressing financial and operational performance; additionally there is an individual performance elements		After-tax return on invested capital, measured by the average of three year performance
The Compensation Committee exercises its judgment to allocate total compensation among these elements in an effort to provide the appropriate mix of long-term/short-term and cash/non-cash compensation. Factors the Compensation Committee considers in making this determination include overall market competitiveness, the motivational value our executives place on the various forms of compensation; the tax, economic and financial impact associated with providing such compensation; and whether providing such compensation will help us achieve our long-term corporate objectives.

Annual Base Salary
Base salaries for our named executive officers are designed to be competitive in the marketplace for executives of comparable talent and experience, are based on each named executive officer’s responsibilities and are subject to adjustment based upon individual and Company performance. The base salary of each named executive officer for 2017 and 2018 is listed below. Any salary increases were made by Compensation Committee with input from the CEO (for individuals other than himself), considering each executive’s skills, experience, performance and contributions, and expectations and requirements for the role. Messrs. Ingram’s and Snook’s base salaries were increased in connection with their promotions as discussed in last year’s proxy.

Named Executive Officer	2017 Base Salary	2018 Base Salary
Peter R. Ingram, President and Chief Executive Officer*	$480,000	$600,000
Jonathan D. Snook, Executive Vice President and Chief Operating Officer	$470,000	$500,000
Shannon L. Okinaka, Executive Vice President, Chief Financial Officer and Treasurer	$430,000	$450,000
Aaron J. Alter, Executive Vice President, Chief Legal Officer and Corporate Secretary	$420,000	$430,000
Theodoros Panagiotoulias, Senior Vice President, Global Sales and Alliances	$317,500	$330,000**
Mark B. Dunkerley, former President and Chief Executive Officer*	$750,000	$750,000
* Mr. Dunkerley was our President and Chief Executive Officer through March 1, 2018 when Mr. Ingram, who was serving as our Executive Vice President and Chief Commercial Officer, became our President and Chief Executive Officer.
**In 2018, Mr. Panagiotoulias relocated to Japan and portions of his 2018 salary was paid in Japanese yen. The conversion factors used for the Summary Compensation Table are described in a footnote to that table.
Short-Term Incentive Compensation
Short-term incentive compensation is based on an annual “balanced scorecard” performance incentive plan. 2018 annual performance incentives were awarded under our 2016 Management Incentive Plan (the “2016 Incentive Plan”), which was approved by stockholders at our 2016 annual meeting of stockholders. The Compensation Committee makes the following decisions regarding short-term incentive compensation:

•	Which executives participate in the 2016 Incentive Plan (after considering the recommendations of the Chief Executive Officer);

•	The length of the annual performance periods;

•	The performance goals;

•	For each measure, a minimum, target, and maximum performance level;

•	The incentive compensation payable to any participant at each level of performance and form of payment for that incentive compensation; and

•	All other determinations and actions appropriate for proper administration and operation of the 2016 Incentive Plan.
2018 Annual Incentive Compensation
The Compensation Committee, Chief Executive Officer, Chief Financial Officer and Senior Vice President-Human Resources, with advice from FW Cook, collaborated in determining the financial and non-financial performance criteria to be used for the Company’s 2018 balanced scorecard incentive compensation plan. In 2018, the achievement of financial and non-financial corporate performance goals was weighted 70% for corporate financial goals and 30% for corporate non-financial performance goals. Attainment of corporate and individual performance goals at 100% of the target level would cause payment of the named executive officers’ bonuses at the target level, and payments would be adjusted for achievement above or below the target levels under the plan.
In 2018, Mr. Ingram’s individual performance was weighted at 20% and corporate performance was weighted at 80%, while the remainder of our named executive officers had their individual performance weighted at 25% and corporate performance weighted at 75%. The maximum any of our named executive officers could potentially earn was 200% of his or her target incentive.

The performance goals and the 2018 targets established by the Compensation Committee are described in the tables below, including the relative weight given each category.
For the measures that compare the Company’s performance with that of its peers, the Company’s peer group consists of Alaska Air Group, Inc., Allegiant Travel Company, American Airlines Group, Inc., Delta Airlines, Inc., JetBlue Airways Corporation, Southwest Airlines Co., Spirit Airlines, Inc., and United Continental Holdings, Inc. This peer group was chosen because it includes the Company’s primary domestic competitors and also represents the industry participants against which the Company’s performance is typically benchmarked by investors.
Corporate Financial Performance Goals

Category	Measure	Target	Category Weight	Result
Adjusted EBITDAR	Percentage of target	$643.47M	40%	102.7%

Prosperous and Stable			30%	120%
EBITDAR Margin	Comparative ranking with selected carriers	Targeted level	20%	2nd
Revenue per Available Seat Mile (RASM)	Absolute v. approved budget	98% - 102% of target	20%	102.3%
Cost per Available Seat Mile-Fuel Adjusted (CASM)	Absolute v. approved budget	99% - 101% of target	20%	99.9%
Adj. Debt/Adj. EBITDAR	Year-end percentage	2.6 - 2.4	20%	2.43
Return on Invested Capital (ex any dividend)	After tax percentage	11.3% - 15.1%	20%	14.5%
Adjusted EBITDAR is the Company’s earnings before interest, taxes, depreciation, amortization and rent and can be calculated by adding the Company’s interest expense, depreciation and amortization expense and aircraft rent expense to its adjusted income before income taxes, each as reported in the financial statements to the Company’s 2018 Annual Report on Form 10-K, filed on February 13, 2019, and excluding any payments to be made under the 2018 incentive payment plans.
The corporate non-financial performance criteria and the 2018 targets established by the Compensation Committee are divided into three categories described in the table below: Carrier of Choice, One Ohana and World Class Airline. To determine a named executive officer’s incentive compensation attributable to the 30% weighted corporate performance score for non-financial performance, the goals are weighted as shown below.

Corporate Non-Financial Performance Goals

Category	Measure	Target	Category Weight	Result
Carrier of Choice			9%	56.3%
Travel and Leisure Magazine and Conde Nast Surveys	Published ranking with other carriers serving Hawai`i averaged result	2nd	12.5%	3rd HI/5th Domestic
Harris Equitrends	Harris Equitrends Ranking	Targeted Level	12.5%	1st
Airline Quality Rankings	Comparative ranking with other carriers	Targeted Level	25%	5th
CSAT	Net promoters score	60.1% - 65.0%	50%	50.6%

One Ohana			9%	62.5%
Employee Survey	Survey scores on benchmark questions	7.5 - 8.5	25%	7.6
Employee Survey	Net promoters score	23% - 26%	25%	+13%
Employee Survey	Engagement score	69% - 71%	25%	63%
Total Sick Pay	Percentage of total work hours allocable to sick pay	4.41% - 4.88%	25%	4.32%

Category	Measure	Target	Category Weight	Result
World Class Airline			12%	75%
DOT Ranking: A4A Reported Damage	Comparative ranking with other carriers	4th – 5th	25%	7th
Employee Injury Rate	Rate of injury per 200,000 hours worked	10.2 – 10.9	30%	10.22
On-time Arrivals (DOT Survey)	Published comparative ranking with other carriers (11/2017 - 10/2018)	2nd - 3rd	18%	1st
Baggage Handling (Baggage Irregularity Reports, DOT Survey)	Published comparative ranking with other carriers (11/2017 - 10/2018)	3rd	18%	7th
Cancellations (DOT Survey)	Published comparative ranking with other carriers (11/2017 - 10/2018)	3rd	9%	1st
The individual performance score was determined by the Compensation Committee as follows. The Compensation Committee measured the individual performance of our Chief Executive Officer based on its review of Mr. Ingram’s performance relative to the Company’s strategic objectives and the Company’s overall performance. The Chief Executive Officer established the criteria upon which to measure the individual performance of each of the other named executive officers. Individual objectives for each of the named executive officers other than the Chief Executive Officer reflect each named executive officer’s departmental and corporate responsibilities. Ms. Okinaka’s individual performance objectives were related to the Company’s financial performance. Mr. Snook’s individual performance objectives were related to the Company’s operational performance. Mr. Alter’s individual performance objectives were related to the Company’s legal department operations. Mr. Panagiotoulias’ individual performance objectives were related to the Company’s global sales.
Regarding individual performance, Mr. Ingram evaluated each other named executive officer’s performance during 2018 and recommended overall individual performance scores to the Compensation Committee for approval based on his assessment of each named executive officer’s performance relative to his or her individual objectives. The score for Mr. Ingram was based on the Compensation Committee’s assessment of Mr. Ingram’s overall performance, considering the Company’s performance relative to its peers.

Based on his or her individual performance scores and the Company’s performance relative to the financial and non-financial corporate performance goals, each named executive officer received the amount reported under the heading “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table below. Although the Compensation Committee determined that it would retain discretion to reduce the amount of incentives payable to named executive officers under the annual incentive compensation plan in the event that a purely mathematical application of the performance criteria under such program results in potential incentive payments that did not reflect the Company’s financial performance or such executives’ performance for such year, the Compensation Committee believes that the annual incentives paid to its named executive officers for fiscal year 2018 are appropriate because of the Company’s and each individual’s performance in 2018.
Long-Term Incentive Compensation
The Compensation Committee believes that using equity-based awards promotes our long-term interests and aligns the potential economic benefit to our executives from those awards with the interests of our stockholders. Equity-based awards are granted by the Compensation Committee to our named executive officers after considering the recommendations of our Chief Executive Officer (except regarding his own awards).
2018 Equity Compensation
For 2018, the Compensation Committee granted a combination of time-based and ROIC-based restricted stock units (“RSUs”) to all executives. The time-based RSUs generally vest based on continued service in three annual tranches. The ROIC-based RSUs vest in 2020 based on continued service and on ROIC performance during the three year period ending December 31, 2020. The ROIC-based RSUs can vest from 0% to 200% of the target award opportunity. These RSUs are subject to double-trigger accelerated vesting if certain terminations of employment occur in connection with change in control as described below under the heading Severance and Change in Control Benefits.
In January 2018, the Compensation Committee, following consultation with FW Cook, granted RSUs to Messrs. Ingram, Snook, Alter, Panagiotoulias and Ms. Okinaka as part of the Company’s annual equity grant practice. The awards granted were:

Named Executive Officer	Time-Based RSUs	ROIC RSUs
Peter R. Ingram, President and Chief Executive Officer	19,435	19,435
Jonathan D. Snook, Executive Vice President and Chief Operating Officer	12,957	12,956
Shannon L. Okinaka, Executive Vice President, Chief Financial Officer and Treasurer	7,774	7,774
Aaron J. Alter, Executive Vice President, Chief Legal Officer and Corporate Secretary	7,515	7,515
Theodoros Panagiotoulias, Senior Vice President, Global Sales and Alliances	3,369	3,368
The ROIC-based RSUs can be earned up to 200% of target based on the following methodology and scale. The ROIC-based RSUs for these named executive officers become eligible to vest at the first regularly scheduled Compensation Committee meeting in 2021 assuming continued employment through such date. Vesting will be based on the three year average ROIC from 2018-2020, with performance below a threshold ROIC resulting in the lower percentage achievement (e.g., 11.99% ROIC results in 0% achievement).

ROIC (after tax)	% of RSUs Vesting
Less than 12.00%	0%
12.00%	20%
12.50%	40%
13.00%	60%
13.50%	80%
14.00%	100%
14.50%	100%
15.00%	100%
15.50%	100%
16.00%	120%
16.50%	140%
17.00%	160%
17.50%	180%
18.00%	200%
Benefits and Perquisites
Our executives are entitled to the general benefits available to all employees (including our health and welfare benefit plans and retirement savings plan (a 401(k) plan)) and certain additional benefits described in this subsection. The Company maintains a long-term disability plan for its executives, including the named executive officers. Under the Company’s executive long-term disability plan, the Company’s named executive officers are entitled to a disability benefit of up to 60% of base salary, capped at $11,000 per month, for non-occupational injury or illness until such executive reaches age 65 or for a period of 12 months after such executive reaches age 65. If a named executive officer retires at 55 years of age or older following five years of service, the Company will provide him or her with access-only medical and prescription drug coverage and his or her eligible dependents until the end of the month in which the executive becomes Medicare eligible. The premiums for such coverage are fully payable by the former executives, with a cost significantly higher than for active employees, such that we expect that this benefit to be approximately cost-neutral to the Company.
Each named executive officer and certain members of his or her immediate family and parents may travel for free on the Company’s non-chartered flights. Named executive officers are also reimbursed for the taxes imposed on the first $30,000 of incremental cost on non-standby travel on the Company’s flights. In providing this benefit, the Compensation Committee determined, after conferring with FW Cook, that similar tax reimbursements are typical in the airline industry and that the benefit represents an immaterial expense to the Company based on historical use of travel privileges. Additionally, following retirement from the Company after age 40 and at least ten years of service, or after age 55 and at least five years of service, our executive officers and their spouses are eligible for unlimited travel on Company flights. Former executives are responsible for all taxes on this benefit.
In connection with his relocation to Japan, Mr. Panagiotoulias received certain moving allowances, limited housing allowances, and limited tax gross-ups on the value of such allowances. Additionally, Mr. Panagiotoulias was awarded a retention bonus of $100,000 to be paid on July 1, 2021 if he is employed at that time.
Severance and Change in Control Benefits
The Compensation Committee believes that certain severance and change in control benefits provide a valuable retention tool for its named executive officers. Through severance benefits, the Company seeks to ensure the applicable named executive officer’s commitment to the Company by providing income stability and protection in the event of such named executive officer’s termination of employment in certain situations.
Double-Trigger Vesting Acceleration
The Company offers change in control benefits in order to provide each named executive officer with an incentive to remain with the Company through a potential period of uncertainty in connection with a change-in-control. Equity awards granted to our named executive officers will accelerate vesting only if certain terminations of employment occur following a change in control, or a “double-trigger,” and do not provide for “single-trigger” change-in-control vesting.
Severance Benefits for Named Executive Officers
In December 2016, the Compensation Committee, in consultation with FW Cook, approved a new severance and change in control agreement with each of our named executive officers (each, a “Severance Agreement” and collectively, the “Severance Agreements”). Each Severance Agreement has a three-year term from its effective date and renews automatically for additional one year terms unless either party provides the other party with written notice of nonrenewal at least 60 days prior to automatic renewal. In connection with his assuming the role of CEO, Mr. Ingram’s benefits were enhanced as described below.
Under the Severance Agreements, if, within the period beginning three months prior to and ending 18 months following a change in control, a named executive officer’s employment with the Company is terminated by the Company for a reason other than cause, death, or disability, or the executive terminates his or her employment with the Company for good reason, then, subject to the effectiveness of a release of claims in a form acceptable to the Company, such executive officer will receive these benefits:

(i)	A lump sum payment equal to 24 months of his or her base salary (effective March 1, 2018, in connection with his assuming the role of CEO, this was increased to 36 months for Mr. Ingram);

(ii)	A lump sum payment equal to 200% of his or her target annual bonus (effective March 1, 2018, in connection with his assuming the role of CEO, this was increased to 300% for Mr. Ingram);

(iii)
A pro-rated annual bonus for the year of termination equal to the annual bonus that the executive would have received based on corporate achievement against goals with any portion based on individual performance determined at the target level;

(iv)	In lieu of subsidized COBRA or other benefits, and payable whether or not the executive elects COBRA coverage, continued payments of $3,000 per month for 24 months; and

(v)
100% of all outstanding equity awards granted to the executive will immediately vest, and, if applicable, become exercisable. If an outstanding equity award is to vest, or the equity award to vest is to be determined based on performance criteria, then the equity award will vest as to 100% of the equity award assuming the performance criteria have been achieved at target levels for the performance period(s), unless otherwise provided in the agreement relating to such performance-based equity award.

Under the Severance Agreements, if the executive officer’s employment is terminated by the Company for a reason other than cause, death, or disability or the executive terminates his or her employment for good reason and such termination does not occur within the period beginning three months prior to and ending 18 months following a change in control, then, subject to the effectiveness of a release of claims in a form acceptable to the Company, such executive officer will receive these benefits:

(i)	A lump sum payment equal to 12 months of his or her base salary;

(ii)	A pro-rated annual bonus for the year of termination determined as described above; and

(iii)	In lieu of subsidized COBRA or other benefits, and payable whether or not the executive elects COBRA coverage, continued payments of $3,000 per month for 12 months.
In addition, if Mr. Ingram’s or Mr. Snook’s employment is terminated by the Company before March 1, 2021 under circumstances that would otherwise entitle him to severance benefits, then he will be entitled to a prorated vesting of the RSUs he was granted in November 2017.
The benefits payable to each named executive upon termination or a change in control under their agreements as if the event occurred on December 31, 2017 are reported under the heading “Potential Payments Upon Termination or Change in Control,” below.
Stock Ownership Guidelines; Policies Against Hedging the Risk of Security Ownership
In February 2011, the Company adopted stock ownership guidelines to further align the interests of the Company’s executive officers and non-employee directors with the interests of the Company’s stockholders. Each executive officer is expected to accumulate and hold a number of shares of the Company’s common stock equal to or greater than the lesser of (i) a specified multiple of his or her annual base salary, and (ii) the number of shares determined by dividing the dollar amount of that specified multiple by the closing sales price of the Company’s common stock on February 7, 2011 for individuals who were executive officers on such date

(or the closing price on the first day they became executive officers if they were not executive officers on that date), and to maintain at least this amount throughout his or her tenure as an executive officer. The base salary multiples are:

Executive Officer Category	Base Salary Multiple
Chief Executive Officer	3 times base salary
Executive Vice Presidents	2 times base salary
Senior Vice Presidents	1 times base salary
These guidelines also apply to any newly hired executive officers.
Our non-employee directors are expected to accumulate and hold a number of shares of the Company’s common stock equal to or greater than the lesser of (i) three times his or her annual retainer for service on the Board (excluding additional retainers associated with committee or chairman service, if any) and (ii) the number of shares determined by dividing the dollar amount determined in (i) by the closing sales price of the Company’s common stock on February 7, 2011 for individuals who were non-employee directors on such date (or the closing price on the first day they became non-employee directors if they were not non-employee directors on that date), and to maintain this minimum amount throughout his or her tenure on the Board. Similar guidelines apply to any newly elected non-employee directors.
The stock ownership guidelines are expected to be achieved within five years for each executive officer and non-employee director, or within five years from the date service commences for new executive officers and non-employee directors. Until the guidelines are achieved, our executive officers and non-employee directors must retain at least 50% of the net after-tax shares received from the delivery of full-value awards.
Our insider trading policy prohibits hedging the economic risk of such ownership as well as pledging our shares as security for a loan.
Risk Assessment
FW Cook assisted the Compensation Committee with its evaluation of the potential risks inherent in the Company’s executive and non-executive compensation programs. In 2018, FW Cook evaluated the Company’s executive and non-executive compensation programs and provided a report to the Compensation Committee for its consideration. The report concluded that:

•	Incentive plans are well-aligned with compensation design principles that generally follow best practices;

•	Compensation plans and policies are evaluated at least annually and monitored by an independent compensation committee with the authority to amend or terminate such plans or policies at any time;

•	The Compensation Committee avails itself of independent advisors, who report directly to the Compensation Committee to assist in the oversight function;

•
Management incentives are capped at 200% of the target award opportunity for all participants in 2018 and plan performance measures emphasize earnings, operating efficiency, and return on capital to create a balanced approach to paying incentives;

•	The equity plan is carefully managed as to participation, allocation of individual awards, and equity expenditure rates;

•	Equity awards have multi-year vesting periods with performance vesting criteria on one-half the new equity awards beginning in 2011;

•	Severance plans are closely managed and do not provide excessive severance benefits;

•	Stock ownership and retention guidelines exist to encourage management and non-employee director ownership in the Company and alignment of their interests those of with stockholders; and

•	A clawback provision exists with respect to the Company’s management incentive plans if certain financial statement restatements occur.
Based on the FW Cook report and its own analysis, the Compensation Committee determined that the Company’s compensation policies and programs were not likely to create risks that would have a material adverse effect on the Company.

2018 Say on Pay Advisory Vote; Frequency of Say on Pay Advisory Vote
On May 23, 2018, we held a stockholder advisory vote to approve the compensation of our named executive officers, commonly referred to as a “Say on Pay” vote. Our stockholders approved the compensation of our named executive officers, with approximately 98.3% of stockholder votes cast “for” our 2018 “Say on Pay” resolution. After considering this result, following our annual review of our executive compensation philosophy, the Compensation Committee retained our overall approach to executive compensation.
Tax and Accounting Treatment
Section 162(m)
Favorable tax treatment of the elements of our compensation program is a relevant consideration in their design. However, the Company and the Compensation Committee have placed a higher priority on structuring flexible compensation programs to promote the recruitment, retention and performance of key executives than on maximizing tax deductibility. With respect to the 2018 fiscal year, Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for non-performance-based compensation over $1 million paid for any fiscal year to the company’s chief executive officer or any of the three other most highly compensated executive officers (other than the chief financial officer). With respect to certain prior periods, performance-based compensation is not subject to the deduction limit if certain requirements are met. The Company does not guarantee that compensation intended to qualify as performance-based compensation under Section 162(m) will qualify. Further, legislation signed into law in December 2017 expands the list of individuals covered by Section 162(m) and eliminates that performance-based compensation exception beginning in 2018 other than with respect to certain grandfathered compensation.
Accounting Treatment
The Company accounts for stock-based compensation under the requirements of ASC 718. The Company also considers ASC 718 and other generally accepted accounting principles in determining changes to policies and practices for its stock-based compensation programs.

Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis, which appears in this Proxy Statement, with the Company’s management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement.

The Compensation Committee Crystal K. Rose, Chair Donald J. Carty Abhinav Dhar Richard N. Zwern
April 5, 2019

Summary Compensation Table
The following Summary Compensation Table sets forth certain information regarding compensation paid during the fiscal years ended December 31, 2018, 2017 and 2016, as applicable, to (1) the Chief Executive Officer, (2) the Chief Financial Officer, (3) the three most highly compensated executive officers, for fiscal year 2018, other than the individuals serving as our Chief Executive Officer and Chief Financial Officer and (4) the former Chief Executive Officer.

Name and Principal Position	Year	Salary ($)	Stock Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	All Other Compensation ($)	Total ($)
Peter R. Ingram	2018	575,000	1,519,817	624,064	630,443(4)	3,349,324
President and Chief Executive Officer (3)	2017	478,108	2,043,146	402,495	68,539	2,992,288
	2016	466,840	567,502	422,957	59,522	1,516,821
Jonathan D. Snook	2018	493,750	1,013,198	457,847	49,108(5)	2,013,903
Executive Vice President and Chief Operating Officer	2017	465,000	1,513,156	391,460	39,749	2,409,365
Shannon L. Okinaka	2018	447,500	607,927	285,502	116,359(6)	1,457,288
Executive Vice President, Chief Financial Officer and Treasurer	2017	425,000	505,854	357,786	63,377	1,352,017
	2016	396,686	567,502	311,137	45,784	1,321,109
Aaron J. Alter	2018	428,750	587,673	333,832	128,828(7)	1,479,083
Executive Vice President, Chief Legal Officer and Corporate Secretary	2017	416,667	484,419	350,771	51,613	1,303,470
	2016	400,000	550,974	313,736	29,149	1,293,859
Theodoros Panagiotoulias	2018	339,230	263,417	193,888	164,990(8)	961,525
Senior Vice President, Global Sales and Alliances
Mark B. Dunkerley	2018	156,250	—	—	1,270,310(9)	1,426,560
Former President and Chief Executive Officer (3)	2017	745,833	1,964,392	1,084,524	53,900	3,848,649
	2016	721,686	2,006,131	957,181	46,716	3,731,714

(1)
Represents the grant date fair value of restricted stock and performance-based RSU awards, as calculated in accordance with FASB ASC 718 and reflects the aggregate grant date fair value of the 2018 performance-based RSUs granted if they were to vest at the maximum level.

(2)	The dollar amount was earned in the year in which it is reported in the table, but it was paid in the following year.

(3)
Mr. Dunkerley was our President and Chief Executive Officer through March 1, 2018 when Mr. Ingram, who was serving as our Executive Vice President and Chief Commercial Officer, became our President and Chief Executive Officer.

(4)
This amount includes (i) the Company’s contributions to Mr. Ingram’s 401(k) savings account, (ii) paid insurance premiums, (iii) reimbursement of taxes related to flight benefits in the amount of $80,263, and (iv) the aggregate incremental cost to the Company of such flight benefits.

(5)
This amount includes (i) the Company’s contributions to Mr. Snook’s 401(k) savings account, (ii) paid insurance premiums, (iii) reimbursement of taxes related to flight benefits in the amount of $8,905, and (iv) the aggregate incremental cost to the Company of such flight benefits.

(6)
This amount includes (i) the Company’s contributions to Ms. Okinaka’s 401(k) savings account, (ii) paid insurance premiums, (iii) reimbursement of taxes related to flight benefits in the amount of $50,977, and (iv) the aggregate incremental cost to the Company of such flight benefits.

(7)
This amount includes (i) the Company’s contributions to Mr. Alter’s 401(k) savings account, (ii) paid insurance premiums, (iii) reimbursement of taxes related to travel benefits in the amount of $69,945, and (iv) the aggregate incremental cost to the Company of such flight benefits.

(8)
This amount includes (i) the Company’s contributions to Mr. Panagiotoulias’ 401(k) savings account, (ii) a housing allowance, (iii) a moving allowance, (iv) paid insurance premiums, (v) reimbursement of taxes related to travel benefits in the amount of $13,541, and (vi) the aggregate incremental cost to the Company of such flight benefits.

(9)
This amount includes (i) $1,250,000 in severance related payments, (ii) the Company’s contributions to Mr. Dunkerley’s 401(k) savings account, (iii) a car allowance (iv) paid insurance premiums, (v) reimbursement of taxes related to flight benefits in the amount of $2,233, and (vi) the aggregate incremental cost to the Company of such flight benefits.

Grants of Plan-Based Awards
The following table shows information regarding grants of awards that we made during the fiscal year ended December 31, 2018 to each of the executive officers named in the Summary Compensation Table.

Name	Grant Date	Estimated Future Payouts under Non-Equity Incentive Plan Awards (1)		Estimated Future Payouts under Equity Incentive Plan Awards			All Other Stock Awards; Number of Shares of Stock or Units	Grant Date Fair Value of Stock and Option Awards (2)
		Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	(#)	($)
Peter R. Ingram	1/30/2018 (3)	—	—	—	19,435	38,870	—	759,909
	1/30/2018 (4)	—	—	—	19,435	19,435	—	759,909
		600,000	1,320,000
Jonathan D. Snook	1/30/2018 (3)	—	—	—	12,956	25,913	—	506,580
	1/30/2018 (4)	—	—	—	12,957	12,957	—	506,619
		469,271	938,542	—	—	—	—	—
Shannon L. Okinaka	1/30/2018 (3)	—	—	—	7,774	15,548	—	303,963
	1/30/2018 (4)	—	—	—	7,774	7,774	—	303,963
		335,625	671,250	—	—	—	—	—
Aaron J. Alter	1/30/2018 (3)	—	—	—	7,515	15,030	—	293,837
	1/30/2018 (4)	—	—	—	7,515	7,515	—	293,837
		321,563	643,126	—	—	—	—	—
Theodoros Panagiotoulias	1/30/2018 (3)	—	—	—	3,368	6,737	—	131,689
	1/30/2018 (4)	—	—	—	3,369	3,369	—	131,728
		199,054	398,108	—	—	—	—	—

(1)	This column reports the target bonus that each named executive officer was eligible to earn in 2018 pursuant to the Company’s 2018 Management Incentive Plan.

(2)	This column shows the fair value of each RSU grant calculated in accordance with ASC 718.

(3)
As described in the Compensation Discussion and Analysis section above, each named executive officer was granted RSUs on January 30, 2018 that are subject to performance-based vesting and can be earned, subject to satisfying the performance metric, from 0% to 200% of the target number of shares.

(4)
As described in the Compensation Discussion and Analysis section above, each named executive officer was granted RSUs on January 30, 2018 that vest at the rate of one third per year beginning on the first anniversary of the date of grant.

Outstanding Equity Awards at Fiscal Year-End
The following table shows grants of stock options and grants of unvested stock awards outstanding on the last day of the fiscal year ended December 31, 2018, including both awards subject to performance conditions and non-performance based awards, to each of the executive officers named in the Summary Compensation Table.

	Stock Awards
Name	Award Grant Date	Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unvested Unearned Shares, Units or Other Rights that Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
Peter R. Ingram	2/3/2016 (1)	2,798	73,895	—	—
	2/3/2016 (1)	—	—	8,395	221,712
	3/30/2017 (1)	—	—	5,416	143,037
	3/30/2017 (1)	—	—	3,611	95,367
	11/15/2017 (1)	—	—	40,617	1,072,695
	1/30/2018 (1)	—	—	19,435	513,278
	1/30/2018 (1)	19,435	513,278	—	—
Jonathan D. Snook	2/3/2016 (2)	2,716	71,730	—	—
	2/3/2016 (2)	—	—	8,151	215,268
	3/30/2017 (2)	—	—	5,416	143,037
	3/30/2017 (2)	—	—	3,611	95,367
	11/15/2017 (2)	—	—	27,078	715,130
	1/30/2018 (2)	—	—	12,956	342,168
	1/30/2018 (2)	12,957	342,194	—	—
Shannon L. Okinaka	2/3/2016 (3)	2,798	73,895	—	—
	2/3/2016 (3)	—	—	8,395	221,712
	3/30/2017 (3)	—	—	5,416	143,037
	3/30/2017 (3)	—	—	3,611	95,367
	1/30/2018 (3)	—	—	7,774	205,311
	1/30/2018 (3)	7,774	205,311	—	—
Aaron J. Alter	2/3/2016 (4)	2,716	71,730	—	—
	2/3/2016 (4)	—	—	8,151	215,268
	3/30/2017 (4)	—	—	5,187	136,989
	3/30/2017 (4)	—	—	3,457	91,299
	1/30/2018 (4)	—	—	7,515	198,471
	1/30/2018 (4)	7,515	198,471	—	—
Theodoros Panagiotoulias	2/3/2016 (5)	1,144	30,213	—	—
	2/3/2016 (5)	—	—	3,435	90,718
	3/30/2017 (5)	—	—	2,295	60,611
	3/30/2017 (5)	—	—	1,530	40,407
	1/30/2018 (5)	—	—	3,368	88,949
	1/30/2018 (5)	3,369	88,975	—	—

(1)
Mr. Ingram’s stock awards vest as follows: (i) with respect to the grants of RSUs on February 3, 2016, 2,799 shares vested on February 4, 2017, 2,798 shares vested on January 30, 2018, 2,798 shares vested on February 4, 2019 and 8,395 shares are subject to performance-based vesting, (ii) with respect to the grants of RSUs on March 30, 2017, 2,369 shares vested on January 30, 2018, 1,805 shares vested on February 4, 2019 and 1,806 vest on February 4, 2020 and 5,416 shares are subject to performance-based vesting, in each case subject to Mr. Ingram’s continued employment, (iii) with respect to the grants of RSUs on November 15, 2017, 40,617 shares are subject to performance-based vesting, subject to Mr. Ingram’s continued employment, and (iv) with respect to the grants of RSUs on January 30, 2018, 19,435 vest in three equal annual installments beginning on January 30, 2019 and 19,435 shares are subject to performance-based vesting, in each case subject to Mr. Ingram’s continued employment. The amount shown for the performance based RSUs is the target vesting level, and they can be earned, subject to satisfying the performance metric, from 0% to 200% of the shares at the target vesting level. Mr. Ingram’s stock awards vest in full upon a double trigger (certain terminations of employment following a change of control).

(2)
Mr. Snook’s stock awards vest as follows: (i) with respect to the grants of RSUs on February 3, 2016, 2,717 shares vested on February 4, 2017, 2,717 shares vested on January 30, 2018, 2,716 shares vested on February 4, 2019 and 8,151 shares are subject to performance-based vesting, in each case subject to Mr. Snook’s continued employment, (ii) with respect to the grants of RSUs on March 30, 2017, 1,805 shares vested on January 30, 2018, 1,805 shares vested on February 4, 2019 and 1,806 vest on February 4, 2020 and 5,416 shares are subject to performance-based vesting, in each case subject to Mr. Snook’s continued employment (iii) with respect to the grants of RSUs on November 15, 2017, 27,078 shares are subject to performance-based vesting, subject to Mr. Snook’s continued employment, and (iv) with respect to the grants of RSUs on January 30, 2018, 12,957 shares vest in three equal annual installments beginning on January 30, 2019 and 12,956 shares are subject to performance-based vesting, in each case subject to Mr. Snook’s continued employment. The amount shown for the performance based RSUs is the target vesting level, and they can be earned, subject to satisfying the performance metric, from 0% to 200% of the shares at the target vesting level. Mr. Snook’s stock awards vest in full upon a double trigger (certain terminations of employment following a change of control).

(3)
Ms. Okinaka’s stock awards vest as follows: (i) with respect to the grants of RSUs on February 3, 2016, 2,798 shares vested on February 4, 2017, 2,798 shares vested on January 30, 2018, 2,798 shares vested on February 4, 2019 and 8,395 shares are subject to performance-based vesting, (ii) with respect to the grants of RSUs on March 30, 2017, 1,805 shares vested on January 30, 2018, 1,805 shares vested on February 4, 2019 and 1,805 vest on February 4, 2020 and 5,416 shares are subject to performance-based vesting, and (iii) with respect to the grants of RSUs on January 30, 2018, 7,774 shares vest in three equal annual installments beginning on January 30, 2019 and 7,774 shares are subject to performance-based vesting, in each case subject to Ms. Okinaka’s continued employment. The amount shown for the performance‑based RSUs is the target vesting level, and they can be earned, subject to satisfying the performance metric, from 0% to 200% of the shares at the target vesting level. Ms. Okinaka’s stock awards vest in full upon a double‑trigger (certain terminations of employment following a change of control).

(4)
Mr. Alter’s stock awards vest as follows: (i) with respect to the grants of RSUs on February 3, 2016, 2,717 shares vested on February 4, 2017, 2,717 shares vested on January 30, 2018, 2,716 shares vested on February 4, 2019 and 8,151 shares are subject to performance-based vesting, in each case subject to Mr. Alter’s continued employment and (ii) with respect to the grants of RSUs on March 30, 2017, 1,729 shares vested on January 30, 2018, 1,729 shares vested on February 4, 2019 and 1,728 vest on February 4, 2020 and 5,187 shares are subject to performance-based vesting, in each case subject to Mr. Alter’s continued employment, and (iii) with respect to the grants of RSUs on January 30, 2018, 7,515 shares vest in three equal annual installments beginning on January 30, 2019 and 7,515 shares are subject to performance-based vesting, in each case subject to Mr. Alter’s continued employment. The amount shown for the performance based RSUs is the target vesting level, and they can be earned, subject to satisfying the performance metric, from 0% to 200% of the shares at the target vesting level. Mr. Alter’s stock awards vest in full upon a double trigger (certain terminations of employment following a change of control).

(5)
Mr. Panagiotoulias’ stock awards vest as follows: (i) with respect to the grants of RSUs on February 3, 2016, 1,145 shares vested on February 3, 2017, 1,144 shares vested on January 30, 2018, 1,144 shares vested on February 4, 2019 and 3,435 shares are subject to performance-based vesting, (ii) with respect to the grants of RSUs on March 30, 2017, 765 shares vested on January 30, 2018, 765 shares vested on February 4, 2019 and 765 vest on February 4, 2020 and 1,530 shares are subject to performance-based vesting, in each case subject to Mr. Panagiotoulias’ continued employment, and (iii) with respect to the grants of RSUs on January 30, 2018, 3,369 shares vest in three annual installments beginning on January 30, 2019 and 3,369 shares are subject to performance-based vesting, in each case subject to Mr. Panagiotoulias’ continued employment. The amount shown for the performance based RSUs is the target vesting level, and they can be earned, subject to satisfying the performance metric, from 0% to 200% of the shares at the target vesting level. Mr. Panagiotoulias’ stock awards vest in full upon a double trigger (certain terminations of employment following a change of control).

Options Exercised and Stock Vested
The following table shows the stock options exercised and stock awards vested during fiscal year 2018, as applicable, to each of the executive officers named in the Summary Compensation Table.

	Stock Awards
	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Peter R. Ingram	32,588	1,274,191
Jonathan D. Snook	4,522	176,810
Shannon L. Okinaka	31,969	1,251,428
Aaron J. Alter	4,446	173,839
Theodoros Panagiotoulias	13,128	513,305
Mark B. Dunkerley	85,418	3,324,850

(1)
The value realized on vesting is calculated by multiplying the number of shares vested by the closing price of our Common Stock on the date of vesting. No options were granted to, or are currently held by, any of our named executive officers.

Potential Payments Upon Termination or Change in Control
We have entered into a severance and change in control agreement with each of our named executive officers. The details of the Severance Agreements are provided more fully in the Compensation Discussion and Analysis section above. Each officer’s receipt of any severance payments below is subject to his or her execution and non-revocation of a general release and waiver of claims against the Company. The amount of compensation payable to each such executive in each situation is listed in the tables below, and is calculated assuming that the applicable event (termination for the reasons specified below or a change in control) occurred on December 31, 2018.
Mr. Ingram

	Termination
Benefits and Payments	Without Cause or for Good Reason (1)	Disability	Without Cause or by Executive for Good Reason during the Change of Control Period (2)
Lump Sum Payment	$600,000	$—	$3,090,000
Performance/Incentive Bonus	645,000	—	645,000
Continued Health Benefits	36,000	—	72,000
Stock Awards (3)	—	—	2,633,262
Insurance Proceeds (4)	—	1,628,000	—
Total	$1,281,000	$1,628,000	$6,440,262
Mr. Snook

	Termination
Benefits and Payments	Without Cause or for Good Reason (1)	Disability	Without Cause or by Executive for Good Reason during the Change of Control Period (2)
Lump Sum Payment	$500,000	$—	$1,938,542
Performance/Incentive Bonus	469,271	—	469,271
Continued Health Benefits	36,000	—	72,000
Stock Awards (3)	—	—	1,924,893
Insurance Proceeds (4)	—	1,661,000	—
Total	$1,005,271	$1,661,000	$4,404,705
Ms. Okinaka

	Termination
Benefits and Payments	Without Cause or for Good Reason (1)	Disability	Without Cause or by Executive for Good Reason during the Change of Control Period (2)
Lump Sum Payment	$450,000	$—	$1,571,250
Performance/Incentive Bonus	335,625	—	335,625
Continued Health Benefits	36,000	—	72,000
Stock Awards (3)	—	—	944,633
Insurance Proceeds (4)	—	2,750,000	—
Total	$821,625	$2,750,000	$2,923,508

Mr. Alter

	Termination
Benefits and Payments	Without Cause or for Good Reason (1)	Disability	Without Cause or by Executive for Good Reason during the Change of Control Period (2)
Lump Sum Payment	$430,000	$—	$1,503,125
Performance/Incentive Bonus	321,563	—	321,563
Continued Health Benefits	36,000	—	72,000
Stock Awards (3)	—	—	912,228
Insurance Proceeds (4)	—	451,000	—
Total	$787,563	$451,000	$2,808,915
Mr. Panagiotoulias

	Termination
Benefits and Payments	Without Cause or for Good Reason (1)	Disability	Without Cause or by Executive for Good Reason during the Change of Control Period (2)
Lump Sum Payment	$330,000	$—	$1,508,109
Performance/Incentive Bonus	199,054	—	199,054
Continued Health Benefits	36,000	—	72,000
Stock Awards (3)	—	—	399,874
Insurance Proceeds (4)	—	—	—
Total	$565,054	$—	$1,729,037

(1)
Under the Severance Agreements, “Cause” means (i) repeated neglect by the executive of the executive’s employment duties or the executive’s repeated material lack of diligence and attention in performing his or her employment duties, (ii) the executive’s fraudulent conduct in connection with the business affairs of the Company, regardless of whether said conduct is designed to defraud the Company or others, (iii) the executive’s conduct of a criminal nature that may have an adverse impact on the Company’s reputation in the community or other conduct at any time or place which is detrimental to the Company’s reputation and/or goodwill among its customers and/or the community, or (iv) the executive’s repeated failure to follow applicable corporate compliance rules, practices, procedures and ethical guidelines of the Company.

Under the Severance Agreements, “Good Reason” means (i) a material reduction by the Company in the executive’s annual total target cash compensation (other than pursuant to a reduction applying generally to employees of the same corporate rank), (ii) the executive’s relocation to principal offices that are either not located in Oahu, Hawai`i or not within 40 miles of Honolulu, Hawai`i, or (iii) solely during the Change of Control Period, a material reduction in the executive’s job, duties or responsibilities.

(2)
Under the Severance Agreements, “Change of Control Period” means the period beginning on the date three months prior to the first change of control to occur following the effective date of the applicable Severance Agreement and ending on the date eighteen months following such change of control.

(3)
The dollar values in the table are calculated by multiplying the closing sales price of the Company’s Common Stock on December 31, 2018 ($26.41) by the number of shares of Common Stock underlying all RSUs held by the executive at December 31, 2018.

(4)
Each U.S.-based executive is entitled to participate in the Company’s executive long-term disability plan, pursuant to which, if the executive’s employment were terminated as a result of the executive’s disability on December 31, 2018, the executive would be entitled to a supplemental disability benefit of $11,000 per month until the executive reaches age 65, as described in the Compensation Discussion and Analysis section above.

CEO Pay Ratio
Under SEC rules, we are required to provide information regarding the relationship between the total annual compensation of Mr. Ingram, our President and Chief Executive Officer, and the total annual compensation of our median employee (other than Mr. Ingram). For our last completed fiscal year, which ended December 31, 2018:

•	The median of the total annual compensation of all employees (other than Mr. Ingram) of ours was $69,565.

•	Mr. Ingram’s total annual compensation, as reported in the Summary Compensation Table included in this Proxy Statement, was $3,349,324.

•	Based on the above, for fiscal 2018, the ratio of Mr. Ingram’s total annual compensation to the median of the total annual compensation of all other employees was 48.1 to 1.
This pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Securities Act of 1933, as amended and based upon our reasonable judgment and assumptions. The SEC rules do not specify a single methodology for identification of the median employee or calculation of the pay ratio, and other companies may use assumptions and methodologies that are different from those used by us in calculating their pay ratio. Accordingly, the pay ratio disclosed by other companies may not be comparable to our pay ratio as disclosed above.
The methodology we used to calculate the pay ratio is described below.

•
We determined the median of the total annual compensation of our U.S. employees as of December 31, 2018. In accordance with the permitted methodology for determining the “median employee,” we excluded from our calculations all of our non-U.S. employees (who total less than 5% of our employee population).

•
We then compared the sum of (i) the total compensation earned by each of these employees for fiscal 2018 as reported to the IRS in Box 1 of Form W-2 to determine the median employee. We did not annualize the compensation of any employees. We determined that this was a reasonable compensation measure to use to determine the median employee because we believed it unlikely that any employee around the median would have significant compensation that was not included in Box 1.

•
Once we identified our median employee, we determined the median employee’s total annual compensation in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, yielding the median total annual compensation disclosed above. With respect to Mr. Ingram’s total annual compensation, we used the amount reported in the “Total” column of our 2018 Summary Compensation Table shown above.

Compensation Committee Interlocks and Insider Participation
During the last fiscal year, our Compensation Committee was comprised of Ms. Rose, Mr. Carty, Mr. Dhar and Mr. Zwern. No member of the Compensation Committee has at any time been an employee of ours. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table provides the beneficial ownership, both direct and indirect, reported to us as of March 18, 2019 (except as otherwise noted in the footnotes) of our Common Stock, including shares as to which a right to acquire ownership within 60 days of such date exists (for example, through the ability to exercise stock options). The information is presented for beneficial owners of more than 5% of our Common Stock, and for our directors, our named executive officers and for the group comprised of all of our directors and executive officers. We know of no persons other than those identified below who owned beneficially more than 5% of the outstanding shares of our Common Stock as of March 18, 2019. The table is based on 48,312,123 shares of Common Stock outstanding as of March 18, 2019.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent of Common Stock Beneficially Owned
BlackRock, Inc.	7,215,768 (1)	14.9%
55 East 52nd Street
New York, NY 10055
The Vanguard Group	4,863,711 (2)	10.1%
100 Vanguard Boulevard
Malvern, PA 19355
Dimensional Fund Advisors LP	3,137,067 (3)	6.5%
Building One
6300 Bee Cave Road
Austin, Texas 78746
AllianceBernstein L.P.	2,631,541 (4)	5.5%
1345 Avenue of the Americas
New York, NY 10105
Peter R. Ingram**	219,806 (5)	*
Lawrence S. Hershfield**	346,712 (6)	*
Donald J. Carty**	21,240 (7)	*
Abhinav Dhar**	3,844 (8)	*
Earl E. Fry**	7,403 (9)	*
Joseph Guerrieri, Jr.**	7,403 (10)	*
Randall L. Jenson**	49,994 (11)	*
Crystal K. Rose**	22,249 (12)	*
William S. Swelbar**	17,203 (13)	*
Duane E. Woerth**	14,703 (14)	*
Richard N. Zwern**	37,394 (15)	*
Aaron J. Alter**	13,606 (16)	*
Shannon L. Okinaka**	51,917 (17)	*
Jonathan D. Snook**	14,964 (18)	*
Theodoros Panagiotoulias**	16,560 (19)	*
Directors and executive officers as a group (16 persons)	844,998 (20)	1.8%
*    Less than 1%.
**    Address is c/o Hawaiian Holdings, Inc., 3375 Koapaka Street, Suite G-350, Honolulu, HI 96819.

(1)
Based solely on information reported by BlackRock, Inc. (“BlackRock”) on Schedule 13G/A filed with the SEC on January 28, 2019, BlackRock has sole voting power with respect to 7,110,992 of the shares and sole dispositive power with respect to all of the shares.

(2)
Based solely on information reported by The Vanguard Group on Schedule 13G/A filed with the SEC on February 11, 2019, The Vanguard Group has sole voting power with respect to 45,560 of the shares, shared voting power with respect to 821 of the shares, sole dispositive power with respect to 4,819,263 of the shares and shared dispositive power with respect to 44,448 of the shares.

(3)
Based solely on information reported by AllianceBernstein L.P. (“AllianceBernstein”) on Schedule 13G filed with the SEC on February 13, 2019, AllianceBernstein has sole voting power with respect to 2,163,090 of the shares and sole dispositive power with respect to all of the shares.

(4)
Based solely on information reported by Dimensional Fund Advisors LP (“Dimensional”) on Schedule 13G filed with the SEC on February 11, 2019, Dimensional has sole voting power with respect to 3,044,170 of the shares and sole dispositive power with respect to all of the shares.

(5)	Represents 219,806 shares of Common Stock owned directly by Mr. Ingram.

(6)	Represents (i) 344,147 shares of Common Stock owned directly by Mr. Hershfield and (ii) 2,565 shares of Common Stock underlying RSUs that will be distributed within 60 days of March 18, 2019.

(7)	Represents (i) 18,675 shares of Common Stock owned directly by Mr. Carty and (ii) 2,565 shares of Common Stock underlying RSUs that will be distributed within 60 days of March 18, 2019.

(8)	Represents (i) 1,279 shares of Common Stock owned directly by Mr. Dhar and (ii) 2,565 shares of Common Stock underlying RSUs that will be distributed within 60 days of March 18, 2019.

(9)	Represents (i) 4,470 shares of Common Stock owned directly by Mr. Fry and (ii) 2,933 shares of Common Stock underlying RSUs that will be distributed within 60 days of March 18, 2019.

(10)	Represents (i) 4,470 shares of Common Stock owned directly by Mr. Guerrieri and (ii) 2,933 shares of Common Stock underlying RSUs that will be distributed within 60 days of March 18, 2019.

(11)	Represents (i) 47,429 shares of Common Stock owned directly by Mr. Jenson, (ii) 2,565 shares of Common Stock underlying RSUs that will be distributed within 60 days of March 18, 2019.

(12)	Represents (i) 19,684 shares of Common Stock owned directly by Ms. Rose and (ii) 2,565 shares of Common Stock underlying RSUs that will be distributed within 60 days of March 18, 2019.

(13)	Represents (i) 14,638 shares of Common Stock directly owned by Mr. Swelbar and (ii) 2,565 shares of Common Stock underlying RSUs that will be distributed within 60 days of March 18, 2019.

(14)
Represents (i) 10,472 shares of Common Stock directly owned by Mr. Woerth, (ii) 1,666 shares of Common Stock underlying stock options that are exercisable within 60 days of March 18, 2019, and (iii) 2,565 shares of Common Stock underlying RSUs that will be distributed within 60 days of March 18, 2019.

(15)	Represents (i) 34,829 shares of Common Stock directly owned by Mr. Zwern and (ii) 2,565 shares of Common Stock underlying RSUs that will be distributed within 60 days of March 18, 2019.

(16)	Represents 13,606 shares of Common Stock owned directly by Mr. Alter.

(17)	Represents 51,917 shares of Common Stock owned directly by Ms. Okinaka.

(18)	Represents 14,964 shares of Common Stock owned directly by Mr. Snook.

(19)	Represents 16,560 shares of Common Stock owned directly by Mr. Panagiotoulias.

(20)
Represents (i) 816,946 shares of Common Stock beneficially owned by all of our directors and executive officers, (ii) 1,666 shares of Common Stock underlying stock options that are exercisable within 60 days of March 18, 2019, and (iii) 26,386 shares of Common Stock underlying RSUs that will be distributed within 60 days of March 18, 2019.

Special Preferred Stock
The IAM, the AFA and the ALPA hold one share of Series B Special Preferred Stock, Series C Special Preferred Stock and Series D Special Preferred Stock, respectively, which entitle each Union to nominate one director. Each series of the Special Preferred Stock, unless otherwise specified: (1) ranks senior to the Common Stock and ranks pari passu with each other such series of Special Preferred Stock with respect to the liquidation, dissolution and winding up of the Company and will be entitled to receive $0.01 per share before any payments are made, or assets distributed to holders of any stock ranking junior to the Special Preferred Stock; (2) has no dividend rights unless a dividend is declared and paid on the Common Stock, in which case the Special Preferred Stock would be entitled to receive a dividend in an amount per share equal to two times the dividend per share paid on the Common Stock; (3) is entitled to one vote per share of such series and votes with the Common Stock as a single class on all matters submitted to holders of the Common Stock; and (4) automatically converts into the Common Stock on a 1:1 basis at such time as such shares are transferred or such holders are no longer entitled to nominate a representative to our Board of Directors pursuant to their respective collective bargaining agreements. Each of the three shares of Special Preferred Stock outstanding constitutes 33.3% of the outstanding shares of all Special Preferred Stock.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides the specified information as of December 31, 2018, with respect to compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance, aggregated by all compensation plans previously approved by our security holders, and by all compensation plans not previously approved by our security holders:

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted‑average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column)
Equity compensation plans approved by security holders	426,469 (1)	$14.56	5,232,437
Equity compensation plans not approved by security holders	—	—	—
Total	426,469	$14.56	5,232,437
(1)    Includes 1,666 shares subject to outstanding options and 424,803 shares subject to RSUs.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Review and Approval of Related Party Transactions
We review all relationships and transactions in which the Company and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. Our legal staff is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether the Company or a related person has a direct or indirect material interest in the transaction. In addition, the Governance and Nominating Committee monitors and reviews any issues regarding the “independence” of directors or involving potential conflicts of interest, and evaluates any change of status or circumstance with respect to a director and determines the propriety of the director’s continued service in light of that change.
Related Party Transactions
During 2018, the Company did not engage in any related party transactions.

REPORT OF THE AUDIT AND FINANCE COMMITTEE
The Board of Directors has the ultimate authority for effective corporate governance, including oversight of the Company’s management. The Audit and Finance Committee’s purpose is to assist the Board of Directors in fulfilling its responsibilities by overseeing our accounting and financial reporting processes, the audits of our consolidated financial statements and internal control over financial reporting, the qualifications and performance of the independent registered public accounting firm engaged as our independent auditor, and the performance of our internal auditors.
The Audit and Finance Committee relies on the expertise and knowledge of management, the internal auditors and the independent auditor in carrying out its oversight responsibilities. Management is responsible for the preparation, presentation, and integrity of our consolidated financial statements, accounting and financial reporting principles, internal control over financial reporting, and disclosure controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. Management is responsible for objectively reviewing and evaluating the adequacy, effectiveness and quality of our system of internal control. Our independent registered public accounting firm, Ernst & Young LLP (“Ernst & Young”), is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States and expressing an opinion on the effectiveness of our internal control over financial reporting.
The Audit and Finance Committee has reviewed our audited financial statements for the fiscal year ended December 31, 2018 and discussed such statements with management. The Audit and Finance Committee has discussed with Ernst & Young the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees-AU Section 380), as amended.
The Audit and Finance Committee received from Ernst & Young the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit and Finance Committee, and discussed with Ernst & Young its independence.
Based on the review and discussions noted above, the Audit and Finance Committee recommended to the Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2018, and be filed with the SEC. The Audit and Finance Committee also appointed Ernst & Young to serve as our independent registered public accounting firm for the year 2019.
This report of the Audit and Finance Committee shall not be deemed to be soliciting material or incorporated by reference by any general statement incorporating by reference the proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically requests that this information be treated as soliciting material or specifically incorporates this information by reference, nor shall it be deemed filed under such Acts.
The Audit and Finance Committee
Earl E. Fry, Chair
Donald J. Carty
Randall L. Jenson
April 5, 2019

PROPOSAL NO. 2: RATIFICATION OF ERNST & YOUNG AS THE
COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE FISCAL YEAR ENDING DECEMBER 31, 2019
The Audit and Finance Committee of our Board of Directors has selected Ernst & Young as our independent registered public accounting firm for the fiscal year ending December 31, 2019, and has further directed that management submit the appointment of independent auditors for ratification by the stockholders at the Annual Meeting. Our financial statements for the 2018 fiscal year were audited and reported upon by Ernst & Young.
Representatives of Ernst & Young will be present at the Annual Meeting and will be available to respond to appropriate questions from stockholders and make a statement should they so desire.
Ratification of the appointment of Ernst & Young as our independent registered public accounting firm is not required pursuant to our Amended By-Laws, our other governing documents or applicable law. However, the Board of Directors is submitting the appointment of Ernst & Young to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit and Finance Committee of the Board of Directors will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Audit and Finance Committee of the Board of Directors in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.
The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote during the Annual Meeting will be required to ratify the appointment of Ernst & Young. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.
The amounts set forth below include all fees paid to Ernst & Young for services provided to us during 2018 and 2017.
Audit Fees
Fees for audit services rendered by Ernst & Young to us totaled $2.0 million in 2018 and $1.8 million in 2017. Audit fees consist primarily of fees for the audits of our consolidated financial statements and the financial statements of Hawaiian, the audit of our internal control over financial reporting, the review of the interim condensed consolidated financial statements included in our quarterly reports, attestation services required by statute or regulation, consents, assistance with and review of documents filed with the SEC, work performed by tax professionals in connection with the audits and quarterly reviews, and accounting and financial reporting consultations and research work necessary to comply with generally accepted accounting principles. All of the foregoing services rendered by Ernst & Young were pre-approved by the Audit and Finance Committee.
Audit-Related Fees
Fees for audit-related services totaled $0.1 million for 2017 and consisted primarily of fees related to consultations related to adoption of new accounting standards affecting future audit periods. There were no audit-related services fees in 2018.
Tax Fees
Fees for tax services rendered by Ernst & Young to us totaled $0.2 million in 2018 and $0.3 million in 2017. Tax fees consist primarily of fees for the preparation of federal, state and foreign tax returns, assistance in assembling data to respond to governmental reviews of past tax filings, and tax advice, exclusive of tax services rendered in connection with the audits. All of the foregoing services rendered by Ernst & Young were pre-approved by the Audit and Finance Committee.
Other Fees
Ernst & Young did not provide any professional services during fiscal 2018 or 2017 other than those described under the captions “Audit Fees,” “Audit-Related Fees” and “Tax Fees.”

Audit and Finance Committee Pre-Approval Policies
The policy of the Audit and Finance Committee is to pre-approve the audit, audit‑related, tax and non-audit services to be performed during the year on an annual basis, in accordance with a schedule of such services approved by the Audit and Finance Committee. The annual audit services engagement terms and fees will be subject to the specific pre-approval of the Audit and Finance Committee. Audit‑related services and tax services to be provided by the auditors will be subject to general pre-approval by the Audit and Finance Committee. The Audit and Finance Committee may grant specific case-by-case approval for permissible non-audit services. The Audit and Finance Committee will establish pre-approval fee levels or budgeted amounts for all services to be provided on an annual basis. Any proposed services exceeding those levels or amounts will require specific pre-approval by the Audit and Finance Committee. The Audit and Finance Committee has delegated pre-approval authority to the Chair of the Audit and Finance Committee, who will report any such pre-approval decisions to the Audit and Finance Committee at its next scheduled meeting.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO RATIFY THE SELECTION OF ERNST & YOUNG AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR ITS FISCAL YEAR ENDING DECEMBER 31, 2019.

PROPOSAL NO. 3: NON-BINDING VOTE ON EXECUTIVE COMPENSATION
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our stockholders to vote to approve, on an advisory and non-binding basis, the compensation of our named executive officers as disclosed in accordance with the SEC’s rules in the “Executive Compensation” section of this Proxy Statement. This proposal, commonly known as a “Say on Pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation as a whole. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and the philosophy, policies and practices described in this Proxy Statement.
The “Say on Pay” vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board of Directors. The “Say on Pay” vote will, however, provide information to us regarding investor sentiment about our executive compensation philosophy, policies and practices, which the Compensation Committee will be able to consider when determining executive compensation for the remainder of the current fiscal year and beyond. Our Board of Directors and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we may communicate directly with stockholders to better understand the concerns that influenced the vote, but in all events we will consider our stockholders’ concerns and will share them with the Compensation Committee which will evaluate whether any actions are necessary to address those concerns.
See the “Executive Compensation” section for more information regarding our 2018 executive compensation program. Our Compensation Committee, assisted by its independent compensation consultant, Frederic W. Cook & Co., Inc., stays informed of developing executive compensation best practices and strives to implement them.
We believe that the information provided within the Executive Compensation section of this Proxy Statement demonstrates that our executive compensation program was designed appropriately and is working to ensure management’s interests are aligned with our stockholders’ interests to support long-term value creation.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC. THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES PRESENT AND ENTITLED TO VOTE IS NECESSARY FOR APPROVAL.

OTHER MATTERS
We know of no other matters to come before the Annual Meeting other than those stated in the Notice of the Annual Meeting. We have not received any stockholder proposals prior to the deadline for their submission to be considered for inclusion in the proxy statement. However, if any other matters are properly presented to the stockholders for action, it is the intention of the proxyholders named in the enclosed proxy to vote in their discretion on all matters on which the shares represented by such proxy are entitled to vote.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock and other equity securities. Such persons are also required to provide us with copies of all such reports filed with the SEC. Based solely upon the information supplied to us by these persons, we are required to report any known failure to file these reports within the specified period. To our knowledge, based solely upon a review of the Section 16(a) reports furnished to us and the written representations of these reporting persons, these persons complied with all filing requirements in a timely fashion for fiscal year 2018, except for the following: a transaction that should have been reported on Form 4 for Barbara Falvey by February 1, 2018, which was reported on February 2, 2018.

STOCKHOLDER PROPOSALS
Stockholders who, in accordance with SEC Rule 14a-8, wish to present proposals for inclusion in the proxy materials to be distributed in connection with next year’s annual meeting proxy statement must submit their proposals so that they are received at our principal executive offices no later than December 7, 2019. As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included.
In order to be properly brought before the 2020 annual meeting of stockholders, a stockholder’s notice of a matter the stockholder wishes to present (other than a matter brought pursuant to SEC Rule 14a-8), or the person or persons the stockholder wishes to nominate as a director, must be delivered to the Corporate Secretary of the Company at our principal executive offices not later than the close of business on the 45th day nor earlier than the close of business on the 75th day prior to the first anniversary of the date on which the Company first mailed its proxy materials or a notice of availability of proxy materials (whichever is earlier) for the previous year’s annual meeting. As a result, any notice given by a stockholder pursuant to these provisions of our Amended By-Laws (and not pursuant to the SEC Rule 14a-8) must be received no later than the close of business on February 20, 2020, and no earlier than the close of business on January 21, 2020, unless our annual meeting date occurs more than 30 days before or more than 60 days after May 15, 2020. In that case, we must receive proposals not earlier than the close of business on the 120th day prior to the date of the annual meeting and not later than the close of business on the later of the 90th day prior to the date of the annual meeting or the 10th day following the day on which public announcement of the date of the annual meeting is first made by the Company.
To be in proper form, a stockholder’s notice must include the specified information concerning the proposal or nominee as described in our Amended By-Laws. A stockholder who wishes to submit a proposal or nomination is encouraged to seek independent counsel about our Amended By-Laws and SEC requirements. We will not consider any proposal or nomination that does not meet the Amended By-Laws and SEC requirements for submitting a proposal or nomination.

AVAILABILITY OF PROXY STATEMENT AND ANNUAL REPORT
Pursuant to SEC rules, we have elected to provide access to our proxy materials by notifying you of the availability of our proxy materials on the Internet. Copies of this Proxy Statement and our 2018 Annual Report to Stockholders, which includes financial statements for the year ended December 31, 2018, as well as other information about our activities, are available at https://materials.proxyvote.com/419879. The 2018 Annual Report to Stockholders is not incorporated into this Proxy Statement and is not to be considered a part of these proxy soliciting materials.

A COPY OF THIS PROXY STATEMENT AND THE FORM 10-K ANNUAL REPORT (WITHOUT EXHIBITS) FOR THE YEAR ENDED DECEMBER 31, 2018, WHICH WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS AVAILABLE TO ANY STOCKHOLDER UPON WRITTEN REQUEST, WITHOUT CHARGE. THE REQUEST SHOULD BE DIRECTED TO HAWAIIAN HOLDINGS, INC., ATTENTION: CORPORATE SECRETARY, 3375 KOAPAKA STREET, SUITE G-350, HONOLULU, HI 96819.

VOTE BY INTERNET

Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 14, 2019 for shares held directly and by 11:59 p.m. Eastern Time on May 12, 2019 for shares held in the Company's 401(k) Plans. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/HA2019**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 14, 2019 for shares held directly and by 11:59 p.m. Eastern Time on May 12, 2019 for shares held in the Company's 401(k) Plans. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E59634-P18814 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HAWAIIAN HOLDINGS, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL NOMINEES" IN PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3.

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "**For All Except**" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Directors:

NOMINEES:

01) Donald J. Carty
02) Abhinav Dhar
03) Earl E. Fry
04) Lawrence S. Hershfield
05) Peter R. Ingram
06) Randall L. Jenson
07) Crystal K. Rose
08) Richard N. Zwern

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. **If no direction is made, this proxy will be voted "FOR ALL NOMINEES" in Proposal 1 and "FOR" Proposal 2 and Proposal 3.**

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

OWNERSHIP QUESTIONNAIRE

Please mark ONE box ONLY indicating if stock owned of record or beneficially by you is owned or contributed by persons who are U.S. Citizens or non U.S. Citizens **(See reverse side of this card for additional information.)**

Please check if owner of record is a U.S. Citizen ☐

Please check if owner of record is NOT a U.S. Citizen ☐

A box MUST be checked in order for this card to be considered valid.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

OWNERSHIP QUESTIONNAIRE

In order to vote these shares in Hawaiian Holdings, Inc., you must certify your citizenship.

The Federal Transportation Act requires that U.S. air carriers like Hawaiian Airlines, the wholly owned subsidiary of Hawaiian Holdings, Inc., be owned and controlled by U.S. Citizens. 49 U.S.C. ss.ss. 40102(a)(15). 41102.

To assure that Hawaiian Airlines complies with this requirement, you must complete the following certification regarding the citizenship of the owner of the shares in Hawaiian Holdings, Inc.

The owner of the shares is a "citizen of the United States" as defined by the Transportation Act if the owner is any ONE of the following:

- an individual who is a citizen of the United States;
- a partnership each of whose partners is an individual who is a citizen of the United States;
- a corporation or association organized under the laws of the United States or of any State of the United States, the District of Columbia, or a territory or possession of the United States, of which the president and at least two-thirds of the Board of Directors and other managing officers are citizens of the United States, which is under the actual control of citizens of the United States, and in which at least 75 percent of the voting interest is owned or controlled by persons that are citizens of the United States.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Proxy Statement and Annual Report are available at www.proxyvote.com.

E59635-P18814

HAWAIIAN HOLDINGS, INC.
Annual Meeting of Stockholders
May 15, 2019 9:00 A.M.
This proxy is solicited by the Board of Directors

The undersigned hereby appoint(s) Lawrence S. Hershfield, Peter R. Ingram and Shannon L. Okinaka, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock and special preferred stock of Hawaiian Holdings, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held Wednesday, May 15, 2019 at 9:00 a.m., Hawai'i time at www.virtualshareholdermeeting.com/HA2019, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side